Exhibit 2.11

Dated 21 May 2004

HARMONY GOLD MINING COMPANY LIMITED
as Issuer

and

J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED
as Trustee

TRUST DEED

constituting
ZAR 1,700,000,000 4.875 per cent.
Convertible Bonds due 2009
convertible into Ordinary Shares in
HARMONY GOLD MINING COMPANY LIMITED

Linklaters

This Trust Deed is made on 21 May 2004 between:

(1)	HARMONY GOLD MINING COMPANY LIMITED (the “Issuer”) of Randfontein Office Park, Corner Main Reef Road and Ward Avenue, Randfontein, South Africa; and

(2)	J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED whose principal place of business is at Trinity Tower, 9 Thomas More Street, London E1W 1YT (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)	The Issuer, incorporated with limited liability in the Republic of South Africa, has by a resolution of its Board of Directors passed on 24 March 2004 and by a shareholders’ resolution passed on 7 May 2004 authorised the issue of ZAR 1,700,000,000 4.875 per cent. Convertible Bonds due 2009 to be constituted by this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

Now this Deed witnesses and it is hereby agreed and declared as follows:

1	Interpretation

1.1	Definitions

The following expressions shall have the following meanings:

“Agents” means, in relation to the Bonds, the Paying, Transfer and Conversion Agents and the Registrar and, in relation to any Further Bonds, means any agent appointed in relation to them;

“Auditors” means the auditors for the time being of the Issuer or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, such other firm of accountants selected by the Issuer and approved in writing by the Trustee for the purpose;

“Bondholder” and (in relation to a Bond) “holder” means a person in whose name a Bond is registered in the register of Bondholders;

“Bonds” means the Original Bonds and/or as the context may require any Further Bonds, except that in Schedules 1 and 2 “Bonds” means the Original Bonds;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Closing Date” means 21 May 2004;

“Conditions” means, in relation to the Original Bonds, the terms and conditions set out in Schedule 4 and, with respect to any Further Bonds, the terms and conditions set out in a schedule to the supplemental trust deed constituting such Further Bonds as any of the same may from time to time be modified in accordance with the provisions thereof and/or of this Trust Deed, and references in this Trust Deed to a particular numbered Condition shall, in relation to the Original Bonds, be construed accordingly and shall, in relation to any Further Bonds, be construed as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular Condition of the Original Bonds;

“Conversion Date” has the meaning specified in Condition 6(i);

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system;

“Event of Default” means any of the events described in Condition 10;

“Extraordinary Resolution” has the meaning set out in paragraph 21 of Schedule 3;

“Further Bonds” means any further bonds, notes or debentures issued in accordance with the provisions of Clause 5 and constituted by a deed supplemental to this Trust Deed;

“Global Bond” means the registered global bond representing Original Bonds in the form or substantially in the form set out in Schedule 2 and/or as the context may require any global bond or note representing Further Bonds or any of them (and “Global Bonds” shall be construed accordingly);

“Interest Payment Date” has the meaning provided in Condition 5(a);

“London Stock Exchange” means the London Stock Exchange plc;

“Original Bonds” means the 4.875 per cent. Convertible Bonds due 2009 constituted by this Trust Deed and for the time being outstanding (being on the date hereof ZAR 1,700,000,000 in principal amount) or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to Condition 13 and (except for the purposes of Clauses 3.1 and 3.2) the Global Bond;

“Original Bondholders” means the holders for the time being of Original Bonds;

“outstanding” means, in relation to the Bonds, all the Bonds issued other than (a) those which have been redeemed, (b) those in respect of which Conversion Rights have been exercised and the Issuer’s obligations to issue the Shares into which such Bonds are convertible and pay any accrued but unpaid interest in relation to such Bonds have been duly performed, (c) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under Condition 5 after such date) have been duly paid to the relevant Bondholder or on its behalf or to the Trustee or to the Principal Paying, Transfer and Conversion Agent as provided in Clause 2 and remain available for payment against presentation and surrender of Bonds, (d) those which have become void or those in respect of which claims have become prescribed under Condition 12, (e) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds pursuant to Condition 13, (f) (for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose) those Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to Condition 13, (g) those which have been purchased and cancelled as provided in Condition 7, (h) the Global Bond to the extent that it shall have been exchanged for definitive registered Bonds pursuant to its provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders, (ii) the determination of how many Bonds are outstanding for the purposes of Conditions 10, 14 and 15 and Schedule 3 and (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, those Bonds (if any) which are beneficially held by, or are held on behalf of, the Issuer or any Subsidiary of the Issuer and not yet cancelled shall be deemed not to remain outstanding;

“Paying, Transfer and Conversion Agency Agreement” means, in relation to the Original Bonds, the Paying, Transfer and Conversion Agency Agreement dated 21 May

2004, as amended from time to time, between the Issuer, the Trustee, the Paying, Transfer and Conversion Agents and the Registrar whereby the initial Paying, Transfer and Conversion Agents and the Registrar were appointed in relation to the Original Bonds together with any agreement for the time being in force amending or modifying with the approval of the Trustee the aforesaid agreement;

“Paying, Transfer and Conversion Agent” means, in relation to the Original Bonds, J.P Morgan Bank Luxembourg S.A. at its specified office, in its capacity as Paying, Transfer and Conversion Agent (in respect of the Original Bonds) and, in relation to any Further Bonds, the Paying, Transfer and Conversion Agent appointed in respect of such Further Bonds and in each case any Successor Paying, Transfer and Conversion Agent;

“Potential Event of Default” means an event or circumstance which could, with the giving of notice, lapse of time, issue of a certificate and/or the fulfilment of any other requirement provided for in Condition 10, become an Event of Default;

“Principal Paying, Transfer and Conversion Agent” means, in relation to the Original Bonds, JPMorgan Chase Bank at its specified office, in its capacity as Principal Paying, Transfer and Conversion Agent (in respect of the Original Bonds) and, in relation to any Further Bonds, the Principal Paying, Transfer and Conversion Agent appointed in respect of such Further Bonds and in each case any Successor Principal Paying, Transfer and Conversion Agent;

“Registrar” means, in relation to the Original Bonds, J.P. Morgan Bank Luxembourg S.A. at its specified office or any successor Registrar appointed under the Paying, Transfer and Conversion Agency Agreement and, in relation to any Further Bonds which are or may be in registered form, such institution as shall be appointed Registrar for such Further Bonds;

“Securities Act” means the U.S. Securities Act of 1933, as amended;

“Shares” means ordinary shares in the capital of the Issuer having as at the date hereof a par value of ZAR 0.50 each;

“specified office” means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 9.10 and Condition 17;

“Subscription Agreement” means the Agreement dated 31 March 2004 between the Issuer and J.P. Morgan Securities Ltd. relating to the issue and subscription of the Original Bonds;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 9.10 and Condition 17;

“this Trust Deed” means this Trust Deed, the Schedules (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed; and

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees.

1.2	Construction of Certain References

References to:

1.2.1	costs, charges, remuneration or expenses shall include any amount in respect of value added tax, turnover tax or similar tax charged in respect thereof;

1.2.2	“pounds”, “pounds sterling”, “sterling”, “£” and “p” shall be construed as references to the lawful currency for the time being of the United Kingdom;

1.2.3	“Rand”, “R” and “ZAR” are references for the lawful currency for the time being of the Republic of South Africa;

1.2.4	any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto and any other similar, analogous or corresponding event under the insolvency laws of any applicable jurisdiction;

1.2.5	words denoting the singular number only shall include the plural number also and vice versa;

1.2.6	words denoting one gender only shall include the other gender;

1.2.7	words denoting persons only shall include firms and corporations and vice versa;

1.2.8	any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.9	a bank or an investment bank may include J.P. Morgan Securities Ltd.;

1.2.10	“approval not to be unreasonably withheld or delayed” or like references mean, in relation to the Trustee, that, in determining whether to give such approval, the Trustee shall have regard to the interests of the Bondholders only and any determination as to whether or not its approval is unreasonably withheld or delayed shall be made on that basis; and

1.2.11	“acting reasonably” means, in relation to the Trustee, if acting reasonably in the interests of the Bondholders.

1.3	Conditions

Words and expressions defined in the Conditions and not defined in the main body of this Trust Deed shall when used in this Trust Deed have the same meanings as are given to them in the Conditions.

1.4	Headings

Headings shall be ignored in construing this Trust Deed.

1.5	Enforceability

If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, invalidity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

2	Amount of the Original Bonds and Covenant to Pay

2.1	Amount of the Original Bonds

The aggregate principal amount of the Original Bonds is limited to an amount not exceeding ZAR 1,700,000,000.

2.2	Covenant to Pay

The Issuer will, on the Business Day immediately preceding each date on which any payments in respect of the Original Bonds or any of them become due to be redeemed in accordance with this Trust Deed or the Conditions, unconditionally pay to or to the order of the Trustee in Rand in Johannesburg in same day funds the principal amount of the Original Bonds becoming due for redemption on that date (together with interest, if any, in accordance with the Conditions) and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest on the aggregate principal amount of the Original Bonds outstanding as set out in Condition 5 provided that (1) every payment of any sum due in respect of the Original Bonds made to or to the account of the Principal Paying, Transfer and Conversion Agent as provided in the Paying, Transfer and Conversion Agency Agreement shall, to such extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Original Bondholders and (2) in the event that (following, if so required, due presentation of an Original Bond) upon redemption, payment of the aggregate principal amount is improperly withheld or refused such Original Bond will continue to bear interest as aforesaid until the day after the Original Bondholders have been or are deemed to have been notified of receipt by the Trustee or the Principal Paying, Transfer and Conversion Agent of all sums due in respect of the Bonds up to that day (except to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions). The Trustee will hold the benefit of this covenant on trust for the Original Bondholders.

2.3	Discharge

Subject to Clause 2.4, any payment to be made in respect of the Original Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4	Payment after Default

2.4.1	At any time after a Potential Event of Default or an Event of Default has occurred, the Trustee may:

(i)	by notice in writing to the Issuer and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(a)	to act thereafter as Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Paying, Transfer and Conversion Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Bonds and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; or

(b)	to deliver all Bonds, all moneys, documents and records held by them in respect of the Bonds and, if the Trustee so directs in such notice or subsequently so directs, the relevant Shares, to the Trustee or as the Trustee directs provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

(ii)	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying, Transfer and Conversion Agent. With effect from the issue of any such notice to the Issuer and until such time as the notice is withdrawn, proviso (1) to Clause 2.2 shall not apply.

3	Form of the Original Bonds; Issue of the Original Bonds

3.1	The Global Bond

On issue of the Original Bonds, the Global Bond will be issued representing the aggregate principal amount of the Original Bonds and the Issuer shall procure that the appropriate entries be made in the register of Bondholders by the Registrar to reflect the issue of such Original Bonds. The Global Bond will be issued in the name of a common depositary for Euroclear and Clearstream, Luxembourg or its nominee. The issue of the Global Bond in names other than those of the common depositary or its nominee is restricted as provided in the Global Bond. The Original Bonds represented by the Global Bond shall be subject to its terms in all respects and entitled to the same benefits under this Trust Deed as individual Original Bonds.

3.2	Definitive Bonds

Definitive Original Bonds in registered form in authorised denominations, if issued, will be delivered upon exchange of the Global Bond as provided therein. Such Original Bonds may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements.

3.3	Form

Definitive Original Bonds and the Global Bond will be in or substantially in the respective forms set out in Schedules 1 and 2. Definitive Original Bonds will be endorsed with the Conditions.

3.4	Signature

The Global Bond will be signed manually or in facsimile by one or more authorised directors or officers of the Issuer duly authorised for the purpose or manually by any duly authorised attorney of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. Definitive Original Bonds (if issued) will be signed manually or in facsimile by one or more authorised directors of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. The Issuer may use the facsimile signature of any person who at the date of this Trust Deed is an authorised director of the Issuer even if at the time of issue of any Original Bond (including the Global Bond) he no longer holds such office. Original Bonds (including the Global Bond) so executed and authenticated will be binding and valid obligations of the Issuer.

4	Stamp Duties and Taxes

Except as provided in Condition 4(c), the Issuer will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in respect of the creation, issue and offering of the Bonds, and the execution or delivery of this Trust Deed. The Issuer will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary or other taxes paid by any of them in any jurisdiction in relation to which the liability to pay arises directly as a result of any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 15 to do so) the Bondholders to enforce the obligations of the Issuer under this Trust Deed, the Paying, Transfer and Conversion Agency Agreement or the Bonds.

5	Further Issues

5.1	Liberty to Create

The Issuer may from time to time without the consent of the Bondholders create and issue Further Bonds having the same terms and conditions in all respects as the Original Bonds (or in all respects except for the first payment of interest on them) and so that such Further Bonds shall be consolidated and form a single series with the Original Bonds or any Further Bonds.

5.2	Means of Constitution

Any Further Bonds created and issued pursuant to the provisions of Clause 5.1 above forming a single series with the Original Bonds or Further Bonds of any series constituted by deed supplemental to this Trust Deed, and any other Bonds of any series created and issued pursuant to the provisions of Clause 5.1 above may, with the consent of the Trustee, be so constituted. The Issuer shall prior to the issue of any Further Bonds to be so constituted execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable duly stamped) and containing covenants by the Issuer in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to the principal amount and interest in respect of such Further Bonds and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

5.3	Noting of Supplemental Deeds

A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on the duplicate(s) of this Trust Deed.

5.4	Notice of Further Issues

Whenever it is proposed to create and issue any Further Bonds, the Issuer shall give to the Trustee not less than seven days’ notice in writing of its intention to do so, stating the amount of Further Bonds proposed to be created or issued.

5.5	Separate Series

Any Further Bonds not forming a single series with the Original Bonds or Further Bonds of any series shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of Clause 5.2, Clauses 4, 7 and 9 to 19 (inclusive), Clause 21 and Clause 22 and Schedule 3 shall apply mutatis mutandis separately and independently to the Bonds of each series and in such Clauses and Schedule the expressions “Bonds” and “Bondholders” shall be construed accordingly.

6	Application of Moneys received by the Trustee

6.1	Declaration of Trust

All moneys received by the Trustee in respect of the Original Bonds or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Issuer, be held by the Trustee (subject to the provisions of Clause 6.2) upon trust to apply them:

6.1.1	first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its functions under this Trust Deed;

6.1.2	secondly, in payment of any amounts owing in respect of the Bonds pari passu and rateably; and

6.1.3	thirdly, in payment of the balance (if any) to the Issuer for itself.

Without prejudice to this Clause 6.1, if the Trustee holds any moneys which represent principal or interest or other sums in respect of Bonds which have become void or in respect of which claims have become prescribed under Condition 12, the Trustee will hold such moneys upon the trusts set out in Clause 6.1.1 and 6.1.3.

6.2	Accumulation

If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 6.1 is less than 10 percent of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under the control of the Trustee and available for such payment, amount to at least 10 percent, of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 6.1.

6.3	Investment

Any moneys held by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or placed on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit. If that bank is the Trustee or an associated company of the Trustee it shall not be liable to account for interest at a rate greater than that payable by it to a standard customer on a deposit of the type made. The Trustee may at any time vary or transpose any such investments for or into other such investments or convert any moneys so deposited into any other currency, and will not be responsible for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise.

7	Covenant to Comply with Provisions

The Issuer hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on the Issuer and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth.

8	Conversion

8.1	Conversion Right

The holder of each Original Bond will have the right (the “Conversion Right”) to convert each ZAR 1,000,000 principal amount thereof into fully paid Shares, at any time (subject to any applicable fiscal or other laws or regulations and as provided in the Conditions) during the Conversion Period.

8.2	Undertaking in respect of Conversion Rights

The Issuer hereby undertakes to procure the delivery of Shares upon conversion of the Bonds as required by the Conditions.

8.3	Adjustment to the Conversion Price

The Issuer hereby undertakes to and covenants with the Trustee that, so long as any of the Bonds remains outstanding, it will whenever the Conversion Price falls to be adjusted pursuant to the Conditions:

8.3.1	as soon as practicable deliver to the Trustee a certificate signed by two directors of the Issuer (which the Trustee shall be entitled to accept without further enquiry as sufficient evidence of the correctness of the matters therein referred to) setting forth brief particulars of the event giving rise to the adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect and such other particulars and information as the Trustee may reasonably require; and

8.3.2	within 14 days thereafter give notice to the Bondholders in accordance with Condition 17 of the adjustment to the Conversion Price.

8.4	Notice of Adjustment to the Conversion Price

Simultaneously with the announcement of any event which will require the Conversion Price to be adjusted pursuant to the Conditions the Issuer will give notice thereof to the Bondholders in accordance with Condition 17 advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective.

9	Covenants

So long as any Bond is outstanding, the Issuer will:

9.1	Books of Account

keep, and procure that each of its Material Subsidiaries keeps, proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee notifies in writing to the Issuer that it has reasonable grounds for believing that any such event has occurred, so far as permitted by applicable law, allow, and procure that each of its Material Subsidiaries will allow, the Trustee and anyone appointed by it to whom the Issuer and/or the relevant Material Subsidiary has no reasonable objection, access to the books of account of the Issuer and/or the relevant Material Subsidiary, respectively, at all times during normal business hours;

9.2	Notice of Events of Default; Relevant Event

notify the Trustee in writing immediately upon becoming aware of the occurrence of any Event of Default or Potential Event of Default or Relevant Event or breach of any undertaking under Condition 11 or of any proposed redemption pursuant to Condition 7(b);

9.3	Information

so far as permitted by applicable law, give to the Trustee such information as it reasonably requires for the performance and discharge of its functions hereunder;

9.4	Financial Statements etc.

send to the Trustee at the time of their issue in the case of annual financial statements in any event within 180 days of the end of each financial year three copies in English of every balance sheet, profit and loss account, and if the Trustee so requests in writing and within 14 days of any such written request any report or other notice, statement or circular issued, or that legally or contractually is required to be issued, to the members or creditors (or any class of them) of the Issuer generally in their capacity as such, provided that, if any such written request is made by the Trustee prior to the issue of any such report, notice, statement or circular, then the Issuer will send the relevant report, notice, statement or circular (as the case may be) to the Trustee within 14 days after the date that any such report, notice, statement or circular is issued or, if earlier, within 14 days after the date that it is legally or contractually required to be issued;

9.5	Certificate of Directors

send to the Trustee, within 30 days after its annual audited consolidated balance sheet and profit and loss account being made available to its members, and also within 30 days after any request by the Trustee a certificate of the Issuer signed by any two of its directors on behalf of the Issuer to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) being not more than five days before the date of the certificate, no Event of Default or Potential Event of Default or other breach of this Trust Deed by the Issuer has occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event has occurred, giving details of it;

9.6	Notices to Bondholders

send to the Trustee not less than three days before the date of publication, for the Trustee’s approval, a copy of the form of each notice to the Bondholders to be published in accordance with Condition 17 and upon publication two copies of each notice so published (such approval not to constitute approval for the purposes of Section 21 of the Financial

Services and Markets Act 2000 of the United Kingdom of any such notice which is an invitation or inducement to engage in investment activity);

9.7	Further Acts

so far as permitted by applicable law, do all such further things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed;

9.8	Notice of Late Payment

forthwith upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Paying, Transfer and Conversion Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

9.9	Listing

use all reasonable endeavours to maintain the listing of the Bonds on the Official List of the UK Listing Authority and the admission of the Bonds to trading on the London Stock Exchange’s market for listed securities. If, however, it is unable to do so, having used such endeavours, or if the Trustee agrees that the maintenance of such listing or admission to trading is unduly onerous and, in each case, the Trustee is satisfied that the interests of the Bondholders would not be thereby materially prejudiced, the Issuer will instead use all reasonable endeavours to obtain and maintain a listing of the Bonds and/or admission to trading of the Bonds, on a Relevant Stock Exchange or such other stock exchange as it may (with the written approval of the Trustee, such approval not to be unreasonably withheld or delayed) decide;

9.10	Change in Agents

give not less than 14 days’ prior notice to the Bondholders of any future appointment or any resignation or removal of any Agent or of any change by any Agent of its specified office and not make any such appointment or removal without the written approval of the Trustee (such approval not be unreasonably withheld or delayed);

9.11	Bonds held by the Issuer etc.

send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer signed by any two of its directors on behalf of the Issuer setting out the total number of Bonds which, at the date of such certificate, were held by or on behalf of the Issuer or any Subsidiary of the Issuer and which had not been cancelled;

9.12	Register

deliver or procure the delivery to the Trustee of an up-to-date copy of the Register in respect of the Bonds, certified as being a true, accurate and complete copy, at such times as the Trustee may require; and

9.13	Material Subsidiaries

give to the Trustee at the same time as sending the certificate as referred to in Clause 9.5 or within 30 days of a request by the Trustee, a report addressed to the Trustee by the Issuer listing those Subsidiaries of the Issuer which as at the last day of the last financial year of the Issuer or, if later, as at the date specified by the Trustee (acting reasonably) in such report were Material Subsidiaries.

10	Remuneration and Indemnification of the Trustee

10.1	Normal Remuneration

So long as any Bond is outstanding, the Issuer will pay to the Trustee by way of remuneration for its services as trustee such sum as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable on such dates as may be agreed between the Issuer and the Trustee. However, if any payment to a Bondholder of the moneys due in respect of any Bond is improperly withheld or refused, such remuneration will continue to accrue as from the date of such withholding or refusal until payment to such Bondholder is duly made.

10.2	Extra Remuneration

At any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee finds it expedient in the interests of Bondholders or necessary, or is requested by the Issuer, to undertake duties which the Trustee considers (acting reasonably) to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer will pay such additional remuneration as may be agreed between them or, failing agreement as to any of the matters in this Clause (or as to such sums referred to in Clause 10.1), as determined by an independent investment bank or securities firm of international repute in London (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, the expenses involved in such selection and approval and the fee of such independent investment bank being borne by the Issuer. The determination of such independent investment bank will, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee and the Bondholders.

10.3	Expenses

The Issuer will also pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in relation to the preparation and execution of this Trust Deed and the carrying out of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any capital, stamp, registration, documentary or other taxes or duties properly paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against the Issuer for enforcing any obligation under this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, or the Bonds.

10.4	Payment of Expenses

All such costs, charges, liabilities and expenses incurred and payments made by the Trustee will be payable or reimbursable by the Issuer within 14 days of demand by the Trustee and:

10.4.1	in the case of payments made by the Trustee prior to such demand will (if not paid within seven days of such demand) carry interest from the date on which the demand is made at the rate of two per cent. per annum over the base rate of JPMorgan Chase Bank on the date on which such payments were made by the Trustee and

10.4.2	in all other cases will carry interest at such rate from 30 days after the date on which the demand is made or (where the demand properly specifies that payment is to be made on an earlier date) from such earlier date.

10.5	Indemnity

The Issuer will indemnify the Trustee in respect of all liabilities and expenses properly paid or properly incurred by it in the fulfilment of its obligations under this Trust Deed or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions in the fulfilment of its obligations under this Trust Deed and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions.

10.6	Provisions Continuing

The provisions of Clauses 10.3, 10.4 and 10.5 shall survive the satisfaction and discharge of the terms of this Trust Deed and will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee in relation to claims which arose during the period of its appointment as Trustee.

11	Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000

By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as follows:

11.1	Advice

The Trustee may act on the opinion or advice of, or information obtained from, any expert or a certificate or report or confirmation of the Auditors or of any accountants, financial advisers, investment bank, lawyer or expert in each case whether or not addressed to the Trustee and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise, and will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice, certificate, report or information may be sent or obtained by letter, telex or facsimile transmission and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice, certificate, report or information purporting to be conveyed by such means even if it contains some error or is not authentic. The Trustee shall be obliged to accept and be entitled to rely on any such report, confirmation or certificate where the Issuer procures delivery of the same pursuant to its obligation to do so under a condition hereof and such report, confirmation or certificate shall be conclusive and binding on the Issuer, the Trustee and the Bondholders in the absence of manifest or proven error.

11.2	Trustee to Assume Due Performance

The Trustee need not notify anyone of the execution of this Trust Deed or do anything to ascertain whether any Event of Default or Potential Event of Default or Relevant Event has occurred and, until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all its obligations under this Trust Deed and the Bonds.

11.3	Resolutions of Bondholders

The Trustee will not be responsible for having acted in good faith upon a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even though it may later be found that there was a defect in the constitution of such meeting or the passing of such resolution or that such resolution was not valid or binding upon the Bondholders.

11.4	Certificate Signed by Directors

The Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer signed by any two directors of the Issuer on behalf of the Issuer to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to have information to the effect that, in the opinion of the person or persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss that may be occasioned by acting on any such certificate.

11.5	Deposit of Documents

The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

11.6	Nominees

In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

11.7	Discretion of Trustee

Save as expressly provided in this Trust Deed, the Trustee will have absolute and uncontrolled discretion as to the exercise of its functions hereby vested in the Trustee and will not be responsible for the exercise or non-exercise thereof nor for any loss, liability, cost, claim, action, demand, expenses or inconvenience which may result from their exercise or non-exercise, but, whenever the Trustee is under the provisions of this Trust Deed or the Bonds bound to act at the request or direction of the Bondholders, the Trustee shall nevertheless not be so bound unless first indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

11.8	Agents

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

11.9	Delegation

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions provided that the Trustee may not delegate the right to determine whether an Event of Default or Potential Event of Default has occurred unless prior to such delegation the Trustee provides to the Issuer confirmation in writing that the Trustee has been advised by its legal advisers that it should delegate that right (with or without any other rights, trusts, powers, authorities and discretions) to another person or fluctuating body of persons because of a conflict of interest or possible conflict of interest and/or other similar circumstances which the Trustee might face, or be subjected to, as the trustee of this Trust Deed if it were not to delegate that right.

11.10	Forged Bonds

The Trustee will not be liable to the Issuer or any Bondholder by reason of having accepted as valid or not having rejected any Bond purporting to be such and later found to be forged or not authentic.

11.11	Confidentiality

Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee by the Issuer and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

11.12	Determinations Conclusive

As between itself and the Bondholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive in the absence of manifest error and shall bind the Trustee and the Bondholders.

11.13	Currency Conversion

Where it is necessary or desirable for any purpose in connection with the terms of this Trust Deed or the Conditions to convert any sum from one currency to another, it will (unless otherwise provided herein or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Bondholders.

11.14	Events of Default

The Trustee may determine whether or not an Event of Default or a Potential Event of Default is in its opinion capable of remedy and/or whether or not any event is in its opinion materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding upon the Issuer and the Bondholders.

11.15	Payment for and Delivery of Bonds

The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds, the exchange of the interests between the Bonds represented by Global Bonds or the delivery of definitive registered Bonds to the persons entitled to them.

11.16	Bonds held by the Issuer etc.

In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 9.11) that no Bonds are for the time being held by or on behalf of the Issuer or any Subsidiary of the Issuer.

11.17	Interests of Bondholders

In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed or any proposed substitution in accordance with Clause 15.2 or any determination made pursuant to Clause 15.2), the Trustee shall have regard to the interests of the Bondholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim from the Issuer or the Trustee, any indemnification or payment of any tax arising in consequence of any such exercise upon individual Bondholders.

11.18	No Responsibility for Share Value

The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment of the Conversion Price or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed provided to be employed, in making the same. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of Shares or of any other securities, property or cash, which may at any time be made available or delivered upon the conversion of any Bond; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver any Shares, share certificates or other securities or property or make any payment upon the exercise of the Conversion Right in respect of any Bond or of the Issuer to comply with any of the covenants contained in this Trust Deed.

11.19	Enforcement of Rights

The Trustee need not take any such action or proceedings as referred to in Condition 15 unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Bondholders holding at least one quarter in principal amount of the Bonds then outstanding and (b) it shall have been indemnified to its satisfaction.

11.20	Breach of Undertakings

The Trustee assumes no responsibility for ascertaining whether or not (i) a breach of any of the undertakings in Condition 11 shall have occurred or (ii) any such breach shall have been rectified or (iii) any adjustment falls to be made to the Conversion Price as a result thereof. Unless and until the Trustee has actual knowledge of any of the above events it shall be entitled to assume that no such event has occurred. The Trustee shall not be liable for any loss arising from any determination or calculation made pursuant to the Conditions or from any failure or delay in making any such determination or calculation.

11.21	Responsibility for Agents etc.

The Trustee shall exercise reasonable care in selecting any custodian, agent, delegate or nominee appointed under this Clause (an “Appointee”). If the Trustee exercises reasonable care in selecting an Appointee, it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or misconduct or default of any substitute appointed by the Appointee.

11.22	Incurrence of Financial Liability

Nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any power, rights, authority or discretion hereunder if it has grounds for believing the repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured to it.

11.23	Independent Investment Bank

The Trustee has no responsibility for the accuracy or otherwise of any determination made by an independent investment bank pursuant to the Conditions.

11.24	Reliance on Certification of Clearing System

The Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Bondholder by reason only of either having accepted as valid or not having rejected any certificate or other document issued by any clearing system as to the nominal amount of the Bonds beneficially owned by any person or any other matter (and any such certificate or other document so accepted by the Trustee shall, in the absence of manifest error, be conclusive and binding for all purposes) and any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of a particular nominal amount of the Bonds is clearly identified together with the amount of such holding.

11.25	Legal Opinions

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Bonds or for checking or commenting upon the content of any such legal opinion.

11.26	Trustee not Responsible

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto, any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder.

11.27	Right to Deduct or Withhold

Notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

11.28	Lists of Material Subsidiaries and Certificates relating to Material Subsidiaries

A list or certificate of the Issuer provided to the Trustee under Clause 9.13 in relation to any Material Subsidiary shall be conclusive and binding on the Trustee and the Bondholders, and the Trustee shall be entitled to rely on such list and/or certificate absolutely without further investigation.

11.29	Responsibility for Statements etc.

The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.

12	Trustee liable for negligence

Section 1 of the Trustee Act 2000 shall not apply to any action of the Trustee provided that nothing in this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed relieve or indemnify it from or against any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it or its officers and employees may be guilty in relation to its duties under this Trust Deed.

Where there are any inconsistencies between the Trustee Act 1925, the Trustee Act 2000 and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

13	Waiver and Proof of Default

13.1	Waiver

The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms and conditions as seem expedient to it, any breach, continuing breach or proposed breach by the Issuer of any of the provisions of this Trust Deed or the Bonds or determine that any Event of Default or Potential Event of Default will not be treated as such for the purposes of this Trust Deed provided that the Trustee will not do so in contravention of any express direction given by an Extraordinary Resolution but so that no such direction will affect any previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

13.2	Proof of Default

If it is proved that as regards any specified Bond the Issuer has made default in paying any sum due to the relevant Bondholder such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds which are then payable.

14	Trustee not precluded from entering into Contracts

Neither the Trustee nor any director or officer of a corporation acting as a Trustee, whether acting for itself or in any other capacity, will be precluded from becoming the owner of, or acquiring any interest in, or holding, or disposing of, any Bonds or any Shares or securities of the Issuer or any of its subsidiary, holding or associated companies with the same rights as it would have had if the Trustee were not the Trustee or from entering into or being interested in any contracts or transactions with the Issuer or any of its subsidiary, holding or associated companies or from acting on, or as depositary or agent for, any committee or body of holders of any securities of the Issuer or any of its subsidiary, holding or associated companies and will not be liable to account for any profit resulting therefrom.

15	Modification and Substitution

15.1	Modification

The Trustee may agree with the Issuer in making, without the consent of the Bondholders, (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Bonds or the Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest or (in the opinion of the Trustee) proven error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Bonds or the Conditions, and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement,

the Bonds or the Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. Such power does not extend to any such modification as is mentioned in the proviso to paragraph 19 of Schedule 3. Any such modification, authorisation or waiver shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified to the Bondholders promptly in accordance with Condition 17.

15.2	Substitution

15.2.1	The Trustee (if it is satisfied that to do so would not be materially prejudicial to the interests of Bondholders) may, without the consent of the Bondholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute under this paragraph) as the principal debtor under the Bonds and the Trust Deed of any Subsidiary of the Issuer or (in the case of a Newco Scheme) of Newco (the “Substituted Obligor”), provided that:

(i)	a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the Bonds (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer;

(ii)	if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally, the Substituted Obligor is in a position to fulfil all payment obligations arising from or in connection with this Trust Deed and the Bonds, as applicable, without the necessity for any taxes or duties to be withheld at source in amounts which exceed, in respect of any Bondholder, the amount of any withholding or deduction which would have been required to have been made had the Issuer remained principal debtor under this Trust Deed;

(iii)	if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer;

(iv)	if the Bonds are, immediately prior to such substitution, admitted to the Official List of the UK Listing Authority and to trading on the London Stock Exchange, the UK Listing Authority and the London Stock Exchange shall have confirmed to the Issuer that, after giving effect to such substitution, the Bonds shall continue to be admitted to the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange;

(v)	the Bonds continue to be convertible (in whole or in part) into Shares or, where the Substituted Obligor is a Newco, ordinary shares in such Newco as provided in the Conditions with such amendments as the Trustee shall consider appropriate;

(vi)	the Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Bondholders; and

(vii)	the Trustee may in the event of such substitution agree without the consent of the Bondholders to a change of law governing this Trust Deed and/or the Bonds and/or the Paying, Transfer and Conversion Agency Agreement provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders.

15.2.2	Release of Issuer and Substitute Obligor: Any such agreement by the Trustee pursuant to this Clause 15.2 will, if so expressed, operate to release the Issuer (or any such previous substitute) from any or all of its obligations under this Trust Deed and the Bonds. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given to the Bondholders.

15.2.3	Completion of Substitution: Upon the execution of such documents and compliance with such requirements, the Substituted Obligor will be deemed to be named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer (or of any previous substitute under Clause 15.2) and this Trust Deed and the Bonds will be deemed to be modified in such manner as shall be necessary to give effect to the substitution. Any such substitution shall be binding on the Bondholders and shall be notified promptly to the Bondholders in accordance with Condition 17.

16	Appointment, Retirement and Removal of the Trustee

16.1	Appointment

The Issuer will have the power of appointing new trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

16.2	Retirement and Removal

Any Trustee may retire at any time on giving not less than three months’ prior notice in writing to the Issuer without giving any reason and without being responsible for any costs occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee, but if the Issuer has failed to do so within three months of such notice being given or since the date of such Extraordinary Resolution, the Trustee may exercise the power of appointing a successor trustee.

16.3	Co-Trustees

The Trustee may, despite Clause 16.1, by notice in writing to the Issuer appoint anyone to act as an additional Trustee jointly with the Trustee:

16.3.1	if the Trustee considers such appointment to be in the interests of the Bondholders;

16.3.2	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

16.3.3	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by notice in writing to the Issuer and such person remove any person so appointed. At the request of the Trustee, the Issuer will do all things as may be required to perfect such appointment or removal and irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

16.4	Competence of a Majority of Trustees

If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions.

17	Communications

Any communication shall be by letter delivered personally or facsimile transmission in the English language:

in the case of the Issuer, to it at:

Harmony Gold Mining Company Limited
Randfontein Office Park
Corner Main Reef Road and Ward Avenue
Randfontein
South Africa

Fax no.:	+27 11 411 2398
Attention:	Company Secretary

and in the case of the Trustee, to it at:

J.P. Morgan Corporate Trustee Services Limited
Trinity Tower
9 Thomas More Street
London E1W 1YT

Fax no.:	+44 20 7777 5410
Attention:	Manager, Institutional Trust Services

Any such communication will take effect, in the case of delivery, at the time of delivery or, in the case of facsimile transmission, at the time of despatch.

18	Purchase or Redemption by the Issuer of its own Shares

The Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem its own shares (including Shares) without the consent of the Bondholders.

19	Governing Law and Jurisdiction

19.1	Governing Law

This Trust Deed shall be governed by and construed in accordance with English law.

19.2	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed and the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee and the Original Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

19.3	Service of Process

The Issuer irrevocably appoints St. James’s Corporate Services Limited at 6, St. James’s Place, London SW1A 1NP to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer). If for any reason such process agent ceases to be able to act as such or no longer has an address in England, the Issuer irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

20	Counterparts

This Trust Deed and any Trust Deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any part to this Trust Deed or any Trust Deed supplemental hereto may enter into the same by executing and delivering a counterpart.

21	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed. The parties to this Trust Deed shall have the right to amend, vary or rescind any provision of this Trust Deed without the consent of any such third party.

In witness whereof this Trust Deed has been executed as a deed on the date stated at the beginning.

Schedule 1
Form of Definitive Original Bonds

On the front:

ISIN: XS0190149673

THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATIONS UNDER THE SECURITIES ACT.

HARMONY GOLD MINING COMPANY LIMITED

(incorporated under the laws of the Republic of South Africa with registered number
1950/038232/06)

ZAR 1,700,000,000 4.875 per cent. Convertible Bonds due 2009 convertible into Ordinary Shares in

HARMONY GOLD MINING COMPANY LIMITED

The Bonds represented by this certificate form part of a series designated as specified in the title (the “Bonds”) of Harmony Gold Mining Company Limited (the “Issuer”). The Bonds are constituted by a trust deed dated 21 May 2004 (the “Trust Deed”) between the Issuer and J.P. Morgan Corporate Trustee Services Limited as Trustee (the “Trustee”). The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) endorsed hereon. Terms defined in the Trust Deed have the same meanings when used herein.

The Issuer hereby certifies that [•] of [•] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of ZAR [•] (• Rand). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Bond is issued such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions.

The Bonds represented by this certificate are convertible into fully paid Shares currently with a par value of ZAR 0.5 each in Harmony Gold Mining Company Limited subject to and in accordance with the Conditions and the Trust Deed.

The statements set forth in the legend above are an integral part of the Bond or Bonds in respect of which this certificate is issued and by acceptance thereof each holder agrees to be subject to and bound by the terms and provisions set forth in such legend

This definitive registered Bond is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments in respect of this definitive registered Bond.

This definitive registered Bond shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This definitive registered Bond is governed by, and shall be construed in accordance with, English law.

The Issuer is a going concern and can in all circumstances be reasonably expected to meet its commitments under this Bond.

The auditors of the Issuer confirm that this issue of Bonds complies in all respects with the provisions of Government Notice 2172 (Government Gazette 16167) of 14 December 1994.

Issued as of 21 May 2004

HARMONY GOLD MINING COMPANY LIMITED

By:

Certificate of Authentication

Certified by or on behalf of the Registrar that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

J.P. MORGAN BANK LUXEMBOURG S.A.

(as Registrar)

By:

Authorised Signatory

Dated:

On the back:

[The Terms and Conditions of the Bonds will be inserted]

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

[    ]

[    ]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

ZAR [                 ] principal amount of the Bond(s) in respect of which this definitive Bond is issued, and all rights under it or them, and irrevocably constitutes and appoints [                 ] as attorney to transfer such principal amount on the books kept for registration thereof, with full power of substitution.

Dated [ ]	[ ].

Signed [ ]	Certifying Signature

Note:

(i)	The signature to this transfer must correspond with the name as it appears on the face of this Bond.

(ii)	A representative of the registered Bondholder should state the capacity in which he signs e.g. executor.

(iii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Bondholder or be certified by a recognised bank, notary public or in such other manner as the relevant Paying, Transfer and Conversion Agent may require.

Schedule 2
Form of Global Bond

THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

Common Code: 019014967	ISIN: XS0190149673

HARMONY GOLD MINING COMPANY LIMITED

(incorporated under the laws of the Republic of South Africa with registered number
1950/038232/06)

ZAR 1,700,000,000 4.875 per cent, unsecured Convertible Bonds due 2009 convertible into Ordinary Shares in

HARMONY GOLD MINING COMPANY LIMITED

The Bonds in respect of which this Global Bond is issued form part of the series designated as specified in the title (the “Bonds”) of Harmony Gold Mining Company Limited (the “Issuer”).

The Issuer hereby certifies that Chase Nominees Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of

ZAR 1,700,000,000

(One point seven billion Rand)

or such other amount as is shown on the register of Bondholders as being represented by this Global Bond and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Bond. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Bond is issued, such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions referred to below.

The Bonds are constituted by a Trust Deed dated 21 May 2004 (the “Trust Deed”) between the Issuer and J.P. Morgan Corporate Trustee Services Limited as trustee (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 4 to the Trust Deed, as modified by the provisions of this Global Bond. Terms defined in the Trust Deed have the same meaning when used herein.

This Global Bond is evidence of entitlement only.

Title to the Bonds passes only on due registration of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Bond is issued.

Exchange

Owners of beneficial interests in the Bonds in respect of which this Global Bond is issued will be entitled to have title to the Bonds registered in their names and to receive individual definitive registered Bonds if (1) either Euroclear or Clearstream, Luxembourg (or any other clearing system as shall have been designated by the Issuer and approved by the Trustee on behalf of which the

Bonds evidenced by this Global Bond may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (2) there shall have occurred and be continuing an Event of Default.

In such circumstances, the Issuer will cause sufficient individual definitive registered Bonds to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant Bondholders within 21 days following a request therefor by the holder of this Global Bond. A person with an interest in the Bonds represented by this Global Bond must provide the Registrar with (i) a written order containing instructions and other such information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive registered Bonds and (ii) a certificate to the effect that such person is not transferring its interest in this Global Bond.

The Conditions are modified as follows in so far as they apply to the Bonds represented by this Global Bond as issued.

The statements set out in the legend above are an integral part of the Bond or Bonds in respect of which this Global Bond is issued and by acceptance hereof each holder or beneficial owner of the Bonds evidenced by this Global Bond or any owner of an interest in such Bonds agrees to be subject to and bound by the terms of such legend.

Meetings

The holder hereof shall be treated as two persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each ZAR 1,000,000 principal amount of Bonds represented by this Global Bond. The Trustee may allow to attend and speak (but not to vote) at any meeting of Bondholders any accountholder (or the representative of any such person) of a clearing system with an interest in the Bonds represented by this Global Bond on confirmation of entitlement and proof of his identity.

Conversion

Subject to the requirements of Euroclear and Clearstream, Luxembourg, the Conversion Right attaching to Bonds represented by this Global Bond may be exercised by the presentation of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest in such Bond together with this Global Bond to the Principal Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the holder of this Global Bond for such purpose for annotation. The provisions of Condition 6 of the Bonds will otherwise apply.

Redemption at the Option of the Issuer

The options of the Issuer provided for in Condition 7(b)(i) and (ii) shall be exercised by the Issuer giving notice to the Bondholders within the time limits set out in, and containing the information required by, that Condition.

Tax Election Option of the Bondholders

The option of the Bondholders provided for in Condition 7(c) may be exercised by the holder of this Global Bond by giving notice to the Registrar within the time limits relating to the deposit of Bonds in Condition 7(c) and substantially in the form of the Bondholders Tax Election Notice as set out in Schedule 3 to the Paying, Transfer and Conversion Agency Agreement. Such notice shall be obtainable from the specified office of any Paying, Transfer and Conversion Agent and shall state the number of Bonds in respect of which the option is exercised. Upon exercise of the option the relevant Bondholder shall present this Global Bond to the Registrar for annotation in Schedule A hereto accordingly.

Trustee’s Powers

In considering the interests of Bondholders the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of Bonds and (b) consider such interests on the basis that such accountholders were the holders of the Bonds represented by this Global Bond.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds represented by this Global Bond shall be recognised as the beneficiaries of the trusts set out in the Trust Deed to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder as if they were themselves the holders of Bonds in such principal amounts.

Purchase and Cancellation

Cancellation of any Bond following its purchase will be effected by reduction in the principal amount of the Bonds in the Register.

Payments

Payments of principal in respect of Bonds represented by this Global Bond will be made against presentation and, if no further payment falls to be made in respect of the Bonds, surrender of this Global Bond to or to the order of the Principal Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the holder of this Global Bond for such purpose.

Notices

So long as Bonds are represented by this Global Bond and this Global Bond is held on behalf of Euroclear or Clearstream, Luxembourg, notices to the holders of such Bonds may be given by delivery of the relevant notice to the relevant clearing system for communication by it to entitled accountholders in substitution for notification, as required by the Conditions.

This Global Bond shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Bond is governed by, and shall be construed in accordance with, English law.

The Issuer is a going concern and can in all circumstances be reasonably expected to meet its commitments under this Global Bond.

The auditors of the Issuer confirm that this issue of Bonds complies in all respects with the provisions of Government Notice 2172 (Government Gazette 16167) of 14 December 1994.

In Witness whereof the Issuer has caused this Global Bond to be signed on its behalf.

Dated 21 May 2004

HARMONY GOLD MINING COMPANY LIMITED

By:	By:

Authorised Director	Authorised Director

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

J.P. MORGAN BANK LUXEMBOURG S.A.

(as Registrar)

By:

Authorised Signatory

Dated 21 May 2004

SCHEDULE A

SCHEDULE SHOWING CHANGES IN THE PRINCIPAL AMOUNT OF
THE BONDS REPRESENTED BY THIS GLOBAL BOND

The following shows the principal amount of the Bonds represented by this Global Bond as a result of (i) exercise of Conversion Rights or (ii) redemption or purchase and cancellation of Bonds or (iii) transfer of Bonds:

Date of		Principal amount
Conversion/Transfer/		of Bonds
Redemption/	Amount of change in	represented by	Notation made by or on
Purchase and	principal amount of	this Global Bond	behalf of the Principal
cancellation (stating	Bonds represented	following such	Paying, Transfer and
which)	by this Global Bond	change	Conversion Agent

Schedule 3

Provisions for meetings of Bondholders

1	As used in this Schedule, the following expressions shall have the following meanings, unless the context otherwise requires:

1.1	“voting certificate” means a certificate in the English language issued by a Paying, Transfer and Conversion Agent and dated in which it is stated:

1.1.1	that on that date Bonds (not being Bonds in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment of such meeting) bearing specified serial numbers were held to the order of such Paying, Transfer and Conversion Agent (to its satisfaction) and that such Bonds will not be released until the earlier of:

(a)	the conclusion of the meeting specified in such certificate or any adjournment of it; and

(b)	the surrender of the voting certificate to the Paying, Transfer and Conversion Agent which issued it; and

1.1.2	that its bearer is entitled to attend and vote at such meeting or any adjournment of it in respect of the Bonds represented by such voting certificate;

1.2	“block voting instruction” means a document in the English language issued by a Paying, Transfer and Conversion Agent and dated in which:

1.2.1	it is certified that Bonds (not being Bonds in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjournment of it) are held to the order of such Paying, Transfer and Conversion Agent (or to its order at a bank or other satisfaction) and that such Bonds will not be released until the earlier of:

(i)	the conclusion of the meeting specified in such document or any adjournment of it; and

(ii)	the surrender, not less than 48 hours before the time fixed for such meeting or adjournment, of the receipt for each such deposited Bond which is to be released to the Paying, Transfer and Conversion Agent which issued it and the notification of such surrender by such Paying, Transfer and Conversion Agent to the Issuer;

1.2.2	it is certified that each depositor of such Bonds or a duly authorised agent on his behalf has instructed such Paying, Transfer and Conversion Agent that the votes attributable to his Bonds so deposited should be cast in a particular way in relation to the resolution to be put to such meeting or any adjournment of it and that all such instructions are, during the period of 48 hours before the time fixed for such meeting or adjourned meeting, neither revocable nor subject to amendment;

1.2.3	the total numbers and the serial numbers of the Bonds so deposited are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been so given (i) to vote for, and (ii) to vote against, the resolution; and

1.2.4	any person named in such document as a proxy is authorised and instructed by such Paying, Transfer and Conversion Agent to vote in respect of the Bonds so listed in accordance with the instructions referred to in paragraph 1.2.3 above as set out in such document.

2

2.1	A holder of a Bond may obtain a voting certificate from a Paying, Transfer and Conversion Agent or require a Paying, Transfer and Conversion Agent to issue a block voting instruction by depositing his Bond with such Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting. Voting certificates and block voting instructions shall be valid until the relevant Bonds are released pursuant to paragraph 1 and until then the holder of any such voting certificate or (as the case may be) the proxy named in any such block voting instruction shall, for all purposes in connection with any meeting or proposed meeting of Bondholders, be deemed to be the holder of the Bonds to which such voting certificate or block voting instruction relates and the Paying, Transfer and Conversion Agent with which (or to the order of which) such Bonds have been deposited shall be deemed for such purposes not to be the holder of those Bonds.

2.2	A holder of a Bond in registered form may by an instrument in writing in the form available from any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to any Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting, appoint any person as a proxy to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

2.3	A holder of a Bond in registered form which is a corporation may, by delivering to any Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting a resolution in English of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

2.4	A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder.

3	Each of the Issuer and the Trustee at any time may, and the Trustee (subject to its being indemnified to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Bondholders holding not less than one-tenth in principal amount of the Bonds for the time being outstanding shall, convene a meeting of Bondholders. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to each other party of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve.

4	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Bondholders. A copy of the notice shall in all cases be given by the party convening the meeting to each of the other parties. Such notice shall also specify, unless in any particular case the Trustee otherwise agrees, the nature of the resolutions to be proposed.

5	A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

6	At any such meeting any one or more persons present in person holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-tenth in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Bonds for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 19 the quorum shall be one or more persons present in person holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in principal amount of the Bonds for the time being outstanding.

7	If within 15 minutes from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Bonds or voting certificates or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 19 the quorum shall be one or more persons so present holding Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third in principal amount of the Bonds for the time being outstanding.

8	The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

9	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

10	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

11	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Trustee or by one or more persons holding one or more Bonds or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12	If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14	The Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend at any meeting of Bondholders or join with others in requesting the convening of such a meeting unless he is the holder of a Bond or a voting certificate or is a proxy or a representative.

15	At any meeting on a show of hands every person who is present in person and who produces a Bond or voting certificate or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each ZAR 1,000,000 (or, in the case of meetings of holders of Bonds denominated in another currency, as the Trustee in its absolute discretion may decide) in principal amount of the Bonds so produced or represented by the voting certificate so produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16	The proxy named in any block voting instruction need not be a Bondholder.

17	Each block voting instruction shall be deposited at the registered office of the Issuer or at such other place as the Trustee shall designate or approve, not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxy named in the block voting instruction proposes to vote, and in default the block voting instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each such block voting instruction and satisfactory proof (if applicable) shall if required by the Trustee be produced by the proxy at the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any such block voting instruction.

18	Any vote given in accordance with the terms of a block voting instruction shall be valid even if the block voting instruction or any of the Bondholders’ instructions pursuant to which it was executed has been previously revoked or amended, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying, Transfer and Conversion Agent by the Issuer or the Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the time fixed for the meeting or adjourned meeting at which the block voting instruction is used.

19	A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

19.1	to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer or against any of its property whether such rights shall arise under this Trust Deed or otherwise;

19.2	to sanction any scheme or proposal for the exchange, substitution or sale of the Bonds for, or the conversion of the Bonds into, or the cancellation of the Bonds in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other body corporate formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash;

19.3	to assent to any modification of this Trust Deed or the Conditions that relate to the rights appertaining to the Bonds which shall be proposed by the Issuer or the Trustee;

19.4	to authorise anyone to concur in and do all such things as may be necessary to carry out and to give any authority, direction or sanction which under this Trust Deed or the Bonds is required to be given by Extraordinary Resolution;

19.5	to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

19.6	to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

19.7	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed; and

19.8	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds;

provided that the special quorum provisions contained in the proviso to paragraph 6 and, in the case of an adjourned meeting, in the proviso to paragraph 7 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 19.2 or 19.7 or for the purpose of making any modification to the provisions contained in this Trust Deed or the Bonds which would have the effect of:

19.8.1	modifying the status and conversion terms of the Bonds;

19.8.2	reducing or cancelling the principal amount of, or interest on, or other amounts in respect of or reducing the rate of interest on, the Bonds; or

19.8.3	changing the currency of payment of the Bonds or the due date or dates for any payment in respect of the Bonds; or

19.8.4	modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or

19.8.5	amending this proviso.

20	An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Bondholders, whether or not present at such meeting and whether or not they vote in favour, and each of the Bondholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

21	The expression “Extraordinary Resolution” means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

22	Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

23	Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings of Bondholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:

23.1	so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Bondholders; and

23.2	as to the form of voting certificates or block voting instructions to be issued pursuant to paragraph 1 so as to satisfy itself that persons who purport to attend or vote at any meeting of Bondholders are entitled to do so in accordance with this Trust Deed.

24	If and whenever the Issuer shall have issued and have outstanding any Bonds which are not identical and do not form one single series then those Bonds which are in all respects identical shall be deemed to constitute a separate series of the Bonds and the foregoing provisions of this Schedule shall have effect subject to the following modifications:

24.1	a resolution which in the opinion of the Trustee affects one series only of the Bonds shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Bonds of that series;

24.2	a resolution which in the opinion of the Trustee affects more than one series of the Bonds but does not give rise to a conflict of interest between the holders of Bonds of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Bonds of all the series so affected;

24.3	a resolution which in the opinion of the Trustee affects more than one series of the Bonds and gives or may give rise to a conflict of interest between the holders of the Bonds of any of the series so affected shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the holders of the Bonds of each series so affected; and

24.4	to all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Bonds and holders were references to the Bonds of the series or group of series in question and to the holders of such Bonds respectively.

24.5	If the Issuer shall have issued and have outstanding (a) Bonds which are not denominated in Rand or (b) more than one series of Bonds denominated in Rand but in differing denominations, the following provisions shall apply. In the case of any meeting of holders of Bonds of more than one currency the principal amount of such Bonds not denominated in Rand shall (i) for the purposes of paragraph 3 above be the equivalent in Rand at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into Rand on the seventh dealing day prior to the day on which the request in writing is received by the Trustee and (ii) for the purposes of paragraphs 6, 7, 11 and 15 above (whether in respect of the meeting, or any adjourned such meeting or any poll resulting therefrom) be the equivalent in Rand at such spot rate on the seventh dealing day (as defined above) prior to the day of such meeting or, if applicable, the taking of such poll. In such circumstances, and where separate series of Bonds denominated in Rand but of different denominations are to be treated together for the purposes of this Schedule, on any poll each person present shall have one vote for every complete one Rand of Bonds (converted as above) which he holds.

25	Nothing in this Trust Deed shall prevent any of the proxies named in any block voting instruction or form of proxy from being a director, managing director, officer or representative of, or otherwise connected with, the Issuer or any of its subsidiaries.

26	References in this Schedule to Agents shall, where the context requires, be taken to be references to Paying, Transfer and Conversion Agent.

Schedule 4
Terms and Conditions of the Original Bonds

The issue of the ZAR1,700,000,000 4.875 per cent. Convertible Bonds due 2009 (the “Bonds”, which expression shall, except where otherwise indicated, include any further bonds issued in accordance with Condition 18 and consolidated and forming a single series with the Bonds) was authorised by a resolution of the Board of Directors of Harmony Gold Mining Company Limited (the“Issuer”) passed on 31 March 2004 and by a shareholders’ resolution passed on 7 May 2004.

The Bonds are constituted by a trust deed dated on or about the Closing Date (the “Trust Deed”) between the Issuer and JPMorgan Corporate Trustee Services Limited (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Bonds. The statements set out in these Terms and Conditions (the “Conditions”) are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the forms of the Bonds. The Bondholders (as defined below) are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those applicable to them of the Paying, Transfer and Conversion Agency Agreement dated on or about the Closing Date (the “Agency Agreement”) relating to the Bonds between the Issuer, the Trustee, JPMorgan Chase Bank (the “Principal Paying, Transfer and Conversion Agent”, which expression shall include any successor as Principal Paying, Transfer and Conversion Agent under the Agency Agreement), the Paying, Transfer and Conversion Agents for the time being (such persons, together with the Principal Paying, Transfer and Conversion Agent, being referred to below as the “Paying, Transfer and Conversion Agents”, which expression shall include their successors as Paying, Transfer and Conversion Agents under the Agency Agreement) and J.P. Morgan Bank Luxembourg S.A. in its capacity as registrar (the “Registrar”, which expression shall include any successor as registrar under the Agency Agreement). Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at the date of issue hereof at Trinity Tower, 9 Thomas More Street, London E1W 1YT), and at the specified offices of the Paying, Transfer and Conversion Agents and the Registrar.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Trust Deed unless the context otherwise requires or unless otherwise stated.

1.	FORM, DENOMINATION, TITLE AND STATUS

(a)	Form and Denomination

The Bonds are in registered form, serially numbered, in principal amounts of ZAR1,000,000 or integral multiples thereof (“authorised denominations”).

(b)	Title

Title to the Bonds will pass by transfer and registration as described in Condition 4. The holder (as defined below) of any Bond will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the related certificate, as appropriate) or anything written on it or on the certificate representing it (other than a duly executed transfer thereof)) and no person will be liable for so treating the holder.

(c)	Status of the Bonds

The Bonds constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer and rank pari passu without any preference among themselves, and (subject as aforesaid and save for certain obligations required to be preferred by law) with all other present and future unsecured and unsubordinated obligations of the Issuer from time to time outstanding.

2.	NEGATIVE PLEDGE

So long as any of the Bonds remain outstanding (as defined in the Trust Deed) the Issuer will not, and will procure that no Material Subsidiary of the Issuer will, create or permit to subsist any mortgage, charge, lien, pledge or other form of encumbrance or security interest (each a “Security Interest”) upon, or with respect to, the whole or any part of its undertaking or assets, present or future, to secure any Relevant Debt or any guarantee or indemnity in respect of any Relevant Debt without at the same time according to the Bonds and all amounts payable by it under the Trust Deed, to the satisfaction of the Trustee, either the same security as is created or subsisting to secure any such Relevant Debt, guarantee or indemnity or other such security as the Trustee shall in its absolute discretion deem not materially less beneficial to the Bondholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders.

3.	DEFINITIONS

In these Conditions (unless the context otherwise requires):

“Accounts” means, at any date or in respect of a financial year, the audited consolidated financial statements of the Issuer most recently published or, as the case may be, in respect of that financial year, in any such case prepared in conformity with International Financial Reporting Standards (“IFRS”) and South African Statements of Generally Accepted Accounting Practice (“South African GAAP”).

“Additional Shares” has the meaning provided in Condition 6(c).

“Bondholder” and “holder” means the person in whose name a Bond is registered in the Register (as defined in Condition 4(a)).

“business day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business in the place of the specified office of the Registrar.

“Capital Distribution” has the meaning provided in Condition 6(b)(iii).

“Closing Date” means 21 May 2004.

“Conversion Commencement Date” means the date falling 41 days after the Closing Date.

“Conversion Date” has the meaning provided in Condition 6(i).

“Conversion Notice” has the meaning provided in Condition 6(i).

“Conversion Period” has the meaning provided in Condition 6(a).

“Conversion Price” has the meaning provided in Condition 6(a).

“Conversion Right” has the meaning provided in Condition 6(a).

“Current Market Price” has the meaning provided in Condition 6(b).

“dealing day” has the meaning provided in Condition 6(b).

“Dividend” has the meaning provided in Condition 6(b)(iii).

“Early Redemption Price” in relation to a Bond, means (i) the principal amount of ZAR1,000,000 per Bond plus (ii) the Make Whole Amount (as defined below), provided that the sum of (i) and (ii) shall not exceed the higher of (x) the Market Value of such Bond and (y) the principal amount of such Bond.

“Exempt Newco Scheme” means a Newco Scheme where immediately after completion of the relevant scheme of arrangement the ordinary shares of Newco are (i) admitted to listing on the JSE or (ii) admitted to the official list of the UK Listing Authority and admitted to trading on the London Stock Exchange pic’s market for listed securities or (iii) admitted to listing on such other regulated, regularly operating, recognised stock exchange or securities market as the Issuer or Newco may determine.

“Fair Market Value” has the meaning provided in Condition 6(b)(iii).

“Final Maturity Date” means 21 May 2009.

“Group” means the Issuer and its Subsidiaries and “member of the Group” shall be construed accordingly.

“Independent Financial Adviser” means an investment bank of international repute appointed by the Issuer and approved in writing by the Trustee or, if the Issuer fails to make such appointment and such failure continues for a reasonable period (as determined by the Trustee) and the Trustee is indemnified to its satisfaction against the costs, fees and expenses of such adviser, appointed by the Trustee following notification to the Issuer.

“Interest Payment Date” has the meaning provided in Condition 5(a).

“JSE” means the JSE Securities Exchange South Africa.

“Make Whole Amount” means an amount per Bond in rand in accordance with the following formula:

MW = K2 x (Conversion Price — IP) x (T/C) x Conversion Ratio

Where:

“Average Price” means the Volume Weighted Average price of a share for each of the five dealing days immediately prior to the day falling one day prior to the date of payment of the relevant Early Redemption Price.

C = 1,825.

“Conversion Ratio” means 8,264.4625 (as adjusted to reflect any adjustment to the Conversion Price).

IP = Initial Parity = ZAR98.60.

K = the lesser of (i) the Average Price/ZAR98.60 and (ii) ZAR98.60/the Average Price.

MW = Make Whole Amount per Bond.

T = Duration in days from the Redemption Date to, and including, the Final Maturity Date.

“Market Value” means the arithmetic average of the historic daily median of the bid and offer prices quoted for a Bond by each of three leading market makers in the Bond selected by the Issuer and approved in writing by the Trustee and expressed in ZAR for each day in the period of five trading days ending on the third business day prior to the Tax Redemption Date. If no such price is so quoted by three leading market makers, Market Value shall be determined by an Independent Financial Adviser.

“Material Subsidiary” at any time means any member of the Group:

(i)	which was a Subsidiary of the Issuer at the date to which the then latest Accounts were prepared and whose total revenue and/or gross assets (in each case consolidated in the case of a Subsidiary which itself has Subsidiaries) at the time of its latest financial statements (consolidated where applicable) exceeded 10 per cent. of the consolidated total revenue and/or gross assets of the Group at such date, as determined by reference to such Accounts or

(ii)	which has been a Subsidiary of the Issuer for more than 180 days and which became a Subsidiary of the Issuer subsequent to the date of the then latest Accounts and whose total revenue and/or gross assets (in each case consolidated in the case of a Subsidiary which itself has Subsidiaries) would, if consolidated financial statements of the Issuer were prepared in accordance with IFRS and South African GAAP on it becoming a Subsidiary of the Issuer, exceed 10 per cent, of the consolidated total revenue and/or gross assets of the Group as would be determined by reference to such consolidated financial statements or

(iii)	any Subsidiary of the Issuer which, although not a Material Subsidiary at the date of the then latest Accounts, subsequently acquires or develops assets and/or generates revenues which would, when aggregated with its existing assets and/or revenues (in each case consolidated in the case of a Subsidiary which itself has Subsidiaries), constitute 10 per cent, or more of the consolidated total revenue and/or gross assets of the Group if at any relevant time consolidated financial statements in accordance with IFRS and South African GAAP were to have been prepared, provided that if any Material Subsidiary shall at any relevant time cease to have revenue and/or gross assets (in each case consolidated in the case of a Subsidiary which itself has Subsidiaries) which constitute more than 10 per cent, of the consolidated total revenues and/or gross assets of the Group if consolidated financial statements of the Issuer were prepared at that time in accordance with IFRS and South African GAAP, it shall at that time cease to be a Material Subsidiary, until such time as its revenues and/or gross assets (in each case consolidated in the case of a Subsidiary which itself has Subsidiaries) subsequently exceed 10 per cent, of the consolidated total revenues and/or gross assets of the Group at any relevant time and provided further that a certificate of two directors of the Issuer that, in their opinion, a Subsidiary is or is not, or was or was not, at any particular time or during any particular period, a Material Subsidiary may be relied upon by the Trustee and, if so relied upon, shall, in the absence of manifest or proven error, be conclusive and binding on all concerned.

“Newco Scheme” means a scheme of arrangement which effects the interposition of a limited liability company (“Newco”) between the Shareholders of the Issuer immediately prior to the scheme of arrangement (the “Existing Shareholders”) and the Issuer; provided that immediately after completion of the scheme of arrangement the only shareholders of Newco are the Existing Shareholders and that all Subsidiaries of the Issuer immediately prior to the scheme of arrangement (other than Newco, if Newco is then a Subsidiary of the Issuer) are Subsidiaries of the Issuer (or of Newco) immediately after the scheme of arrangement.

“Optional Redemption Date” has the meaning provided in Condition 7(b).

“Optional Redemption Notice” has the meaning provided in Condition 7(b).

“rand” and “ZAR” means the lawful currency of the Republic of South Africa.

“Record Date” has the meaning provided in Condition 8(c).

“Reference Date” has the meaning provided in Condition 6(a).

“Relevant Date” means, in respect of any Bond, whichever is the later of (i) the date on which payment in respect of it first becomes due and (ii) if any amount of the money payable is improperly withheld or refused the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given to the Bondholders in accordance with Condition 17 that, upon further presentation of the Bond, where required pursuant to these Conditions, being made, such payment will be made, provided that such payment is in fact made upon such presentation.

“Relevant Debt” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which are, or are capable of being, quoted, listed or ordinarily dealt in on any stock exchange, over-the-counter or other securities market and having an original maturity of more than one year from the date of its issue.

“Relevant Event” means the occurrence of any event set out in Condition 6(b)(vii) (A) or (B).

“Relevant Event Notice” has the meaning provided in Condition 6(h).

“Relevant Event Period” has the meaning provided in Condition 6(b)(vii).

“Relevant Stock Exchange” means the JSE or if at the relevant time the Shares are not listed on the JSE, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

“Securities” includes, without limitation, Shares or options, warrants or other rights to subscribe for or purchase or acquire Shares.

“Shareholders” has the meaning provided in Condition 6(b)(ii).

“Shares” means ordinary shares in the capital of the Issuer having as at the Closing Date a par value of ZAR0.50.

“Share Current Market Price” means, for any Share trading day, the closing price of the Shares on the Relevant Stock Exchange on such day or, if no reported sales take place on such day, the average of the reported closing bid and offered price, in either case as reported by the Relevant Stock Exchange for such day as furnished by a reputable and independent broker – dealer selected from time to time by the Issuer and agreed by the Trustee for this purpose.

“Share trading day” means a day on which the Relevant Stock Exchange or other applicable securities exchange on which the Shares are listed is open for business.

“Spin-Off” has the meaning provided in Condition 6(b)(iii).

“Spin-Off Securities” has the meaning provided in Condition 6(b)(iii).

“Subsidiary” means, in respect of any entity, any undertaking which is for the time being a subsidiary undertaking of that entity within the meaning of section 1 of the South African Companies Act, 1973.

“Tax Jurisdiction” means the Republic of South Africa and any political subdivision thereof or therein having power to tax.

“Volume Weighted Average Price” means, in respect of a Share or, as the case may be, a Spin-Off Security, on any dealing day, the volume-weighted average price of a Share or, as the case may be, a Spin-Off Security, published by or derived (in the case of a Share) from the Relevant Stock Exchange or (in the case of a Spin-Off Security) from the principal stock exchange or securities market on which such Spin-Off Securities are then listed or quoted or dealt in, if any, or such other source as shall be determined to be appropriate by an Independent Financial Adviser provided that on any such dealing day where such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined.

Reference to any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any modification or re-enactment.

For the purposes of Conditions 6(b), (c) and (f) and Condition 11 only, (a) references to the “issue” of Shares shall include the transfer and/or delivery of Shares by the Issuer or any Subsidiary of the Issuer, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any Subsidiary of the Issuer, and (b) Shares held by or on behalf of the Issuer or any Subsidiary of the Issuer (and which, in the case of Conditions 6(b)(iv) and (vi), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue”.

4.	REGISTRATION AND TRANSFER OF BONDS

(a)	Registration

The Issuer will cause a register (the “Register”) to be kept at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and conversions of Bonds.

(b)	Transfer

Bonds may, subject to the terms of the Agency Agreement and to Conditions 4(c) and 4(d), be transferred in whole or in part in an authorised denomination by lodging the relevant Bond (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer and Conversion Agent.

No transfer of a Bond will be valid unless and until entered on the Register. A Bond may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will within seven Business Days of any duly made application for the transfer of a Bond, deliver a new Bond to the transferee (and, in the case of a transfer of part only of a Bond, deliver a Bond for the untransferred balance to the transferor), at the specified office of the Registrar, or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the Transferor) mail the Bond by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

(c)	Formalities Free of Charge

Such transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (iii) such reasonable regulations as the Issuer may from time to time agree with the Registrar and the Trustee.

(d)	Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Bond (or part thereof) (i) during the period of 15 days immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Bonds pursuant to Condition 7(b); (ii) in respect of which a Conversion Notice has been delivered in accordance with Condition 6(i); (iii) during the period of 15 days ending on (and including) any Record Date (as defined in Condition 8(c)) in respect of any payment of interest on the Bonds.

5.	INTEREST

(a)	Interest Rate

The Bonds bear interest from and including the Closing Date at the rate of 4.875 per cent, per annum calculated by reference to the principal amount thereof and payable semi-annually in equal instalments in arrear on 21 May and 21 November in each year (each an “Interest Payment Date”), commencing on 21 November 2004. The amount of interest payable in respect of any period which is not an Interest Period shall be calculated on the basis of the number of days in the relevant period from (and including) the first day of such period to (but excluding) the last day of such period divided by the number of days from (and including) the immediately preceding Interest Payment Date (or, if none, the Closing Date) to (but excluding) the next Interest Payment Date. “Interest Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) 21 November 2004 (being the first Interest Payment Date) and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

(b)	Accrual of Interest

Each Bond will cease to bear interest (i) where the Conversion Right attached to it shall have been exercised by a Bondholder, from (and including) the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Closing Date (subject in any such case as provided in Condition 6(k)) or (ii) where such Bond is being redeemed or repaid pursuant to Condition 7(a), Condition 7(b) or Condition 10, from (and including) the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event such Bonds will continue to bear interest as provided in the Trust Deed.

6.	CONVERSION OF BONDS

(a)	Conversion Period and Conversion Price

Subject as provided below, each Bond shall entitle the holder (such right a “Conversion Right”) at any time during the Conversion Period to convert such Bond into fully paid Shares.

Upon the due exercise of Conversion Rights the Issuer shall thereupon redeem the relevant Bonds at their principal amount and apply the proceeds on behalf of the relevant Bondholder (without the relevant Bondholder being required to take any further action) in subscribing and paying up in full the relevant number of Shares to be issued pursuant to these Conditions, and accordingly the Issuer shall issue, register and deliver such number of Shares as provided below.

The number of Shares to be issued on exercise of Conversion Rights shall be determined by dividing the principal amount of the relevant Bond to be converted by the Conversion

Price (the “Conversion Price”) in effect on the relevant Conversion Date. The initial Conversion Price is ZAR121.00 per Share. The Conversion Price is subject to adjustment in the circumstances described in Condition 6(b).

Conversion in full of the aggregate principal amount of the Bonds (disregarding for this purpose any further bonds issued pursuant to Condition 18) at the initial Conversion Price would result in the issuance of 14,049,586 Shares.

A Bondholder may exercise the Conversion Right in respect of a Bond by delivering such Bond to the specified office of any Paying, Transfer and Conversion Agent in accordance with Condition 6(i).

Subject to, and upon compliance with, the provisions of these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from the Conversion Commencement Date to the close of business (at the place where the relevant Bond is delivered for conversion) on the date falling seven Business Days prior to the Final Maturity Date (both days inclusive) or, if the Bonds shall have been called for redemption pursuant to Condition 7(b) prior to the Final Maturity Date, then up to the close of business (at the place aforesaid) on the date falling seven Business Days before the date fixed for redemption thereof pursuant to Condition 7(b), unless there shall be default in making payment in respect of such Bond on such date fixed for redemption, in which event the Conversion Right shall extend up to the close of business (at the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given to Bondholders in accordance with Condition 17 or, if earlier, the Final Maturity Date; provided that, in each case, if such final date for the exercise of Conversion Rights is not a business day at the place aforesaid, then the period for exercise of the Conversion Right by Bondholders shall end on the immediately preceding business day at the place aforesaid.

Conversion Rights may not be exercised following the giving of notice by the Trustee pursuant to Condition 10.

Conversion Rights may not be exercised by a Bondholder in circumstances where the relevant Conversion Date would fall during the period commencing on the Record Date in respect of any payment of interest on the Bonds and ending on the relevant Interest Payment Date (both days inclusive).

The period during which Conversion Rights may be exercised by a Bondholder is referred to as the “Conversion Period”.

Conversion Rights may only be exercised in respect of an authorised denomination. Where Conversion Rights are exercised in respect of part only of a Bond, the old Bond shall be cancelled and a new Bond for the balance thereof shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven Business Days following the relevant Conversion Date deliver such new Bond to the Bondholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Bondholder otherwise than by ordinary mail, at the expense of the Bondholder) mail the new Bond by uninsured mail to such address as the Bondholder may request.

Fractions of Shares will not be issued on conversion or pursuant to Condition 6(c). However, if the Conversion Right in respect of more than one Bond is exercised at any one time such that Shares are to be issued to the same person, the number of such Shares to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds being so converted (rounded down, if necessary, to the nearest whole number of Shares). Such Shares will be deemed to be issued as of the relevant Conversion Date. Any Additional Shares to be issued pursuant to Condition 6(c) will be deemed to be issued as of the date the relevant Retroactive Adjustment takes effect or as at the date of issue of Shares if the adjustment results from the issue of Shares (each such date, the “Reference Date”).

(b)	Adjustment of Conversion Price

Upon the happening of any of the events described below, the Conversion Price shall be adjusted as follows:

(i)	If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation or subdivision, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such alteration by the following fraction:

A/B

where:

A is the nominal amount of one Share immediately after such alteration; and

B is the nominal amount of one Share immediately before such alteration.

Such adjustment shall become effective on the date the alteration takes effect.

(ii)	If and whenever the Issuer shall issue any Shares credited as fully paid to the holders of Shares (the “Shareholders”) by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Shares are issued instead of the whole or part of a cash Dividend which the Shareholders would or could otherwise have received or (2) where the Shareholders may elect to receive a cash Dividend in lieu of such Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A/B

where:

A is the aggregate nominal amount of the issued Shares immediately before such issue; and

B is the aggregate nominal amount of the issued Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Shares.

(iii)	If and whenever the Issuer shall pay or make any Capital Distribution (as defined below) to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the relevant Dividend of which such Capital Distribution forms part by the following fraction:

A-B/B

where:

A is the Current Market Price (as defined below) of one Share on the dealing day immediately preceding the date of the first public announcement of the relevant Dividend or, in the case of a purchase of Shares, or any other receipts or certificates representing Shares by or on behalf of the Issuer or any Subsidiary of the Issuer, on which such Shares are purchased or, in the case of a Spin-Off, is the mean of the Volume Weighted Average Prices of a Share for the five consecutive dealing days ending on the dealing day immediately preceding the first date on which the Shares are traded ex- the relevant Spin-Off; and

B is the portion of the Fair Market Value (as defined below), with such portion being determined by dividing the Fair Market Value of the aggregate Capital Distribution by the number of Shares entitled to receive the relevant Dividend of which the Capital Distribution forms part (or, in the case of a purchase of Shares or any other receipts or certificates representing Shares by or on behalf of the Issuer or any Subsidiary of the Issuer, by the number of Shares in issue immediately prior to such purchase), of the Capital Distribution attributable to one Share.

Such adjustment shall become effective on the date on which such Capital Distribution is made or, in the case of a purchase of Shares or any other receipts or certificates representing Shares, on the date such purchase is made or, in any such case if later, the first date upon which the Fair Market Value of the Capital Distribution is capable of being determined as provided herein.

As used in this Condition 6(b):

“Capital Distribution” means:

(i)	any Dividend which is expressed by the Issuer or declared by the Board of Directors of the Issuer to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to shareholders of the Issuer or any analogous or similar term, in which case the Capital Distribution shall be the Fair Market Value of such Dividend;

(ii)	a Spin-Off (in which case the Capital Distribution shall be the Fair Market Value of the relevant Spin-Off Securities or, as the case may be, the relevant property or assets); or

(iii)	in respect of any Dividend (the “Relevant Dividend”) of the Issuer for any financial year (the “Relevant Financial Year”), the excess (if any) of the sum of (i) the Fair Market Value of the Relevant Dividend per Share, and (ii) the Fair Market Value per Share of the aggregate of any other Dividend or Dividends on the Shares for the Relevant Financial Year (disregarding for such purpose any amount previously determined to be a Capital Distribution in respect of that financial year) over the Reference Amount.

“Reference Amount” means the higher of (i) 110 per cent. of the Fair Market Value of all Dividends per Share for the financial year immediately preceding the Relevant Financial Year (disregarding for such purpose any amount previously determined to be a Capital Distribution in respect of that immediately preceding financial year) and (ii) 4 per cent. of the average of the Volume Weighted Average Price of a Share on each dealing day in the period of 180 days ending on the day immediately preceding the record date or other due date for establishment of entitlement to the Relevant Dividend.

For the purposes of the above, the Fair Market Value of a Dividend shall (subject as provided in paragraph (a) of the definition of “Dividend” below and in the definition of “Fair Market Value” below) be determined as at the date of the first public announcement of the relevant Dividend.

In making any such calculation, such adjustments (if any) shall be made as an Independent Financial Adviser considers appropriate to reflect (i) any consolidation or subdivision of any Shares or the issue of Shares by way of capitalisation of profits or reserves, or any like or similar event or (ii) any change in the financial year of the Issuer.

“Dividend” means any dividend or distribution (other than a Spin-Off) whether of cash, assets or other property, paid or made by the Issuer and whenever paid or made and however described (and for these purposes a distribution of assets includes without limitation an issue of Shares or other Securities credited as fully or partly paid-up by way of capitalisation of profits or reserves) provided that:

(i)	where a cash Dividend is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of a cash Dividend, then for the purposes of this definition the Dividend in question shall be treated as a Dividend of (i) such cash dividend or (ii) the Fair Market Value (on the date of announcement of such Dividend or capitalisation (as the case may be) or if later, the date on which the number of Shares (or amount of property or assets, as the case may be) which may be issued or delivered is determined)), of such Shares or other property or assets if such Fair Market Value is greater than the Fair Market Value of such cash Dividend;

(ii)	any issue of Shares falling within Condition 6(b)(ii) shall be disregarded;

(iii)	a purchase or redemption of share capital of the Issuer by the Issuer or any of its Subsidiaries shall not constitute a Dividend unless, in the case of purchases of Shares by or on behalf of the Issuer or any of its Subsidiaries, the weighted average price per Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases (translated, if not in rand, into rand at the spot rate ruling at the close of business on such day as determined in good faith by an Independent Financial Adviser) exceeds by more than 5 per cent. the average of the closing prices of the Shares on the Relevant Stock Exchange (as published by or derived from the Relevant Stock Exchange) (i) on the five dealing days immediately preceding the Specified Share Day or, (ii) where an announcement (excluding for the avoidance of doubt for these purposes, any general authority for such purchases approved by a general meeting of Shareholders of the Issuer or any notice convening such a meeting of Shareholders) has been made of the intention to purchase Shares at some future date at a specified price, on the five dealing days immediately preceding the date of such announcement, in which case such purchase shall be deemed to constitute a Dividend in rand to the extent that the aggregate price paid (before expenses) in respect of such Shares purchased by the Issuer (translated where appropriate into rand as provided above) exceeds the product of (i) 105 per cent, of the average closing price of the Shares determined as aforesaid and (ii) the number of Shares so purchased; and

(iv)	if the Issuer or any of its Subsidiaries shall purchase any other depositary or other receipts or certificates representing Shares, the provisions of paragraph (c) shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined in good faith by an Independent Financial Adviser provided, that (i) the Fair Market Value of a cash Dividend paid or to be paid shall be the amount of such cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Spin-Off Securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by an Independent Financial Adviser), the fair market value (a) of such Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Spin-Off Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (a) and (b) during the period of five dealing days on the relevant market commencing on the first such dealing day such Spin-Off Securities, options, warrants or other rights are publicly traded; and (iv) in the case of (i) converted into rand (if declared or paid in a currency other than rand) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the cash Dividend in rand; and in any other case, converted into rand (if expressed in a currency other than rand) at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available).

“Spin-Off” means:

(i)	a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or

(ii)	any transfer of any property or assets (including cash or shares or securities of or in or issued or allotted by any entity) by any entity (other than the Issuer) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders, as a class (but excluding the issue and allotment of shares by Newco to Existing Shareholders), pursuant in each case to any arrangements with the Issuer or any of its Subsidiaries.

“Spin-Off Securities” means equity share capital of an entity other than the Issuer.

(i)	If and whenever the Issuer shall issue Shares to Shareholders as a class by way of rights, or issue or grant to Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase any Shares, in each case at a price per Share which is less than 95 per cent, of the Current Market Price per Share on the dealing day immediately preceding the date of the first public announcement of the terms of the issue or grant of such Shares, options, warrants or other rights, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A + B/A + C

where:

A is the number of Shares in issue immediately before such announcement;

B is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Share; and

C is the number of Shares issued or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the first date on which the Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(ii)	If and whenever the Issuer shall issue any Securities (other than Shares or options, warrants or other rights to subscribe for or purchase any Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any Securities (other than Shares or options, warrants or other rights to subscribe for or purchase Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A - B/A

where:

A is the Current Market Price (disregarding for this purpose the provisos to the definition thereof) of one Share on the dealing day immediately preceding the first date on which the terms of such issue or grant are publicly announced; and

B is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the first date on which the Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

(iii)	If and whenever the Issuer shall issue (otherwise than as mentioned in sub-paragraph (b)(iv) above) wholly for cash or for no consideration any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, Shares) or issue or grant (otherwise than as mentioned in sub-paragraph (b)(iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Shares (other than the Bonds, which term shall include any further bonds issued pursuant to Condition 18 and consolidated and forming a single series with the Bonds), in each case at a price per Share which is less than 95 per cent. of the Current Market Price per Share on the dealing day immediately preceding the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A + B/A + C

where:

A is the number of Shares in issue immediately before the issue of such Shares or the grant of such options, warrants or rights;

B is the number of Shares which the aggregate consideration (if any) receivable for the issue of such additional Shares or, as the case may be, for the Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Share; and

C is the number of Shares to be issued pursuant to such issue of such additional Shares or, as the case may be, the maximum number of Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the grant of such options, warrants or rights.

(iv)	If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (b)(iv), (b)(v) or (b)(vi) above) shall issue wholly for cash or for no consideration any Securities (other than the Bonds, which term shall for this purpose exclude any further bonds issued pursuant to Condition 18 and consolidated and forming a single series with the Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be redesignated as Shares, and the consideration per Share receivable upon conversion, exchange, subscription or redesignation is less than 95 per cent. of the Current Market Price per Share on the dealing day immediately preceding the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue (or grant) by the following fraction:

A + B/A + C

where:

A is the number of Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Shares which have been issued by the Issuer for the purposes of or in connection with such issue, less the number of such Shares so issued);

B is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such Securities or, as the case may be, for the Shares to be issued or to arise from any such redesignation would purchase at such Current Market Price per Share; and

C is the maximum number of Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Shares which may be issued or arise from any such redesignation.

Provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this sub-paragraph (b)(vii), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or, as the case may be, such Securities are redesignated or at such other time as may be provided) then for the purposes of this sub-paragraph (b)(vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the date of issue of such Securities or, as the case may be, the grant of such rights.

(v)	If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such Securities (but for this purpose such term shall include the Bonds and any further bonds issued pursuant to Condition 18 and consolidated and forming a single series therewith) as are mentioned in sub-paragraph (b)(vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Share receivable has been reduced and is less than 95 per cent. of the Current Market Price (disregarding for this purpose the provisos to the definition thereof) per Share on the dealing day immediately preceding the date of the first public announcement of the proposals for such modification, the Conversion

Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by the following fraction:

A + B/A + C

where:

A is the number of Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Shares which have been issued by the Issuer for the purposes of or in connection with such issue, less the number of such Shares so issued);

B is the number of Shares which the aggregate consideration (if any) receivable for the Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to the Securities so modified would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price of such Securities; and

C is the maximum number of Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Financial Adviser shall consider appropriate for any previous adjustment under this sub-paragraph (b)(viii) or sub-paragraph (b)(vii) above.

Provided that if at the time of such modification (as used in this sub-paragraph (b)(viii), the “Specified Date”) such number of Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or at such other time as may be provided) then for the purposes of this paragraph (b)(viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange or subscription had taken place on the Specified Date.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such Securities.

(vi)	If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall offer any Securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under sub-sub-paragraphs (b)(ii), (Hi), (iv), (vi) or (vii) above or (x) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Share on the relevant dealing day) or under sub-paragraph (b)(v) above) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the making of such offer by the following fraction:

A - B/A

where:

A is the Current Market Price of one Share on the dealing day immediately preceding the date on which the terms of such offer are first publicly announced; and

B is the Fair Market Value on the date of such announcement of the portion of the relevant offer attributable to one Share.

Such adjustment shall become effective on the first date on which the Shares are traded ex-rights on the Relevant Stock Exchange.

(vii)	If:

(A)	an offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offerer and/or any parties acting in concert (as defined in section 440A of the South African Companies Act 1973) with the offerer), to acquire all or a majority of the issued ordinary share capital of the Issuer or if any person proposes a scheme with regard to such acquisition (other than an Exempt Newco Scheme) and (such offer or scheme having become or been declared unconditional in all respects) the right to cast more than 50 per cent, of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer has or will become unconditionally vested in the offeror and/or any such parties as aforesaid; or

(B)	any person and/or any parties acting in concert (defined as aforesaid) shall own, acquire or control (or have the right to own, acquire or control) 70 per cent. or more of the issued ordinary share capital of the Issuer or the right to cast more than 70 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Issuer, then upon any exercise of Conversion Rights during the period (the “Relevant Event Period”) commencing on the occurrence of the Relevant Event and ending 60 calendar days following the Relevant Event or, if later, 60 calendar days following the date on which a Relevant Event Notice as required by Condition 6(h) is given, the Conversion Price shall be as set out below, but in each case adjusted, if appropriate, under the foregoing provisions of this Condition 6(b):

Conversion Price
Conversion Date	(ZAR)
On or before 21 May 2005	104
Thereafter, but on or before 21 May 2006	107
Thereafter, but on or before 21 May 2007	110
Thereafter, but on or before 21 May 2008	114
Thereafter, and until the Final Maturity Date	117

(viii)	If the Issuer (after consultation with the Trustee) determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to above in this Condition 6(b) (even if the relevant circumstance is specifically excluded from the operation of sub-paragraphs (b)(i) to (x) above), the Issuer shall, at its own expense and acting reasonably, request an Independent Financial Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this sub-paragraph (b)(xi) if such Independent Financial Adviser is so requested to make such a determination not more than 21 days after the date on which the relevant circumstance arises and if it would result in a reduction to the Conversion Price.

Notwithstanding the foregoing provisions, where the events or circumstances giving rise to any adjustment pursuant to this Condition 6(b) have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by an Independent Financial Adviser to be in its opinion appropriate to give the intended result and provided further that, for the avoidance of doubt, the issue of Shares pursuant to the exercise of Conversion Rights shall not result in an adjustment to the Conversion Price.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (iv), (vi), (vii) and (viii), the following provisions shall apply:

(a)	the aggregate consideration receivable or price for Shares issued for cash shall be the amount of such cash;

(b)	(1) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the aggregate consideration received or receivable or price for any such Securities and (2) the aggregate consideration receivable or price for Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration received or receivable or price for such Securities or, as the case may be, for such options, warrants or rights which is attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed or the Trustee so requires by notice in writing to the Issuer, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the date of the first public announcement of the terms of issue of such Securities or, as the case may be, such options, warrants or rights, plus in the case of each of (1) and (2) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (3) the consideration receivable or price per Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (1) or (2) above (as the case may be) divided by the number of Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(c)	if the consideration or price determined pursuant to (a) or (b) above (or any component thereof) shall be expressed in a currency other than rand it shall be converted into rand at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on the date of the first public announcement of the terms of issue of such Securities;

(d)	in determining consideration or price pursuant to the above, no deduction shall made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Shares or Securities or otherwise in connection therewith.

“Current Market Price” means, in respect of an Share at a particular date, the mean of the closing prices published by or derived from the Relevant Stock Exchange for one Share for the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that if at any time during the said five dealing day period the Shares shall have been quoted ex-Dividend (or ex- any other entitlement) and during some other part of that period the Shares shall have been quoted cum-Dividend (or cum- any other entitlement), then:

(i)	if the Shares to be issued do not rank for the Dividend (or entitlement) in question, the quotations on the dates on which the Shares shall have been quoted cum-Dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the date of first public announcement of such Dividend (or entitlement) (disregarding any associated tax credit); or

(ii)	if the Shares to be issued do rank for the Dividend (or entitlement) in question, the quotations on the dates on which the Shares shall have been quoted ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount (disregarding any associated tax credit), and provided further that if the Shares on each of the said five dealing days have been quoted cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Shares to be issued do not rank for that Dividend (or other entitlement) the quotations on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the date of the first public announcement of such Dividend or entitlement (disregarding any associated tax credit), and provided further that, if such closing prices are not available on one or more of the said five dealing days, then the mean of such closing prices which are available in that five dealing day period shall be used (subject to a minimum of two such closing prices) and if only one, or no, such closing price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business, other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to, or does, close prior to its regular weekday closing time.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

(c)	Retroactive Adjustments

If the Conversion Date in relation to any Bond shall be after the record date for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Conditions 6(b)(ii) (iii), (iv), (v) or (ix), or any such issue as is mentioned in Conditions 6(b)(vi) and (vii) which is made to the Shareholders or any of them, but before the relevant adjustment becomes effective under Condition 6(b) (such adjustment, a “Retroactive Adjustment”), the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued to the converting Bondholder (or his nominee in accordance with instructions contained in the Conversion Notice), such additional number of relevant Shares (if any) (the “Additional Shares”) as, together with the relevant Shares issued or to be issued on conversion of the relevant Bond is equal to the number of relevant Shares which would have been required to be issued on conversion of such Bond (together with any fraction of a relevant Share not so issued) if the relevant adjustment (more particularly referred to in the said provisions of Condition 6(b)) to the Conversion Price had in fact been made and become effective on and as of the relevant Conversion Date.

(d)	Decision of an Independent Financial Adviser

If any doubt shall arise as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect of such adjustment to the Conversion Price shall be conclusive and binding on all concerned, save in the case of manifest or proven error.

(e)	Shares may not be Issued at a Discount

The Conversion Price may not be reduced so that, on conversion of the Bonds, Shares would fall to be issued at a discount to their nominal or par value.

(f)	Employees’ Share Schemes

No adjustment will be made to the Conversion Price where Shares or other Securities are issued, offered, exercised, allotted, appropriated, modified or granted to, or for the benefit of, employees, former employees or directors (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated companies of any such person or to any trustee or trustees for the benefit of any such person, in any such case pursuant to any employees’ share or option scheme.

(g)	Rounding Down

On any adjustment, the resultant Conversion Price, if not an integral multiple of ZAR0.01, shall be rounded down to the nearest whole multiple of ZAR0.01. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time. Notice of any adjustments shall be given by or on behalf of the Issuer to the Bondholders in accordance with Condition 17 and to the Trustee as soon as practicable after the determination thereof.

(h)	Relevant Event

Following the occurrence of a Relevant Event, the Issuer shall give notice or procure that there is given thereof to the Trustee and the Bondholders in accordance with Condition 17 (a “Relevant Event Notice”) within 14 calendar days of the first day on which it becomes so aware. Such notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and the Conversion Price applicable in consequence of the Relevant Event as set out in Condition 6(b)(vii), as adjusted where appropriate. Such notice shall also specify:

(i)	the Conversion Price immediately prior to the occurrence of the Relevant Event and the Conversion Price applicable pursuant to Condition 6(b)(vii) during the Relevant Period;

(ii)	the closing price of the Shares as published by or derived from the Relevant Stock Exchange as at the latest practicable date prior to the publication of such notice;

(iii)	the last day of the Relevant Event Period; and

(iv)	such other information relating to the Relevant Event as the Trustee may require.

(i)	Procedure for Conversion

A Conversion Right may be exercised by a Bondholder during the Conversion Period by delivering the relevant Bond to the specified office of any Paying, Transfer and Conversion Agent, during its usual business hours, accompanied by a duly completed and signed notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from any Paying, Transfer and Conversion Agent. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying, Transfer and Conversion Agent to whom the relevant Conversion Notice is delivered is located.

If such delivery is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the relevant Paying, Transfer and Conversion Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

A Conversion Notice, once delivered, shall be irrevocable.

The conversion date in respect of a Bond (the “Conversion Date”) shall be the Johannesburg business day immediately following the date of such delivery and, if applicable, the making of any payment to be made as provided below.

A Bondholder exercising a Conversion Right must pay any capital, stamp, issue and registration taxes and duties arising on conversion (other than any such taxes or duties payable in the Republic of South Africa in respect of the allotment, issue and delivery of Shares on such conversion (including any Additional Shares), which shall be paid by the Issuer), and such Bondholder must pay all, if any, taxes (including any capital gains taxes) arising by reference to any disposal or deemed disposal of a Bond or interest therein in connection with such conversion.

(j)	Ranking

(i)	Shares issued upon conversion of the Bonds will be fully paid and will in all respects rank pari passu with the fully paid Shares in issue on the relevant Conversion Date or, in the case of Additional Shares, on the relevant Reference Date (except in any such case for any right excluded by mandatory provisions of applicable law), except that the Shares or, as the case may be, the Additional Shares so issued will not rank for any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the relevant Conversion Date or, as the case may be, the relevant Reference Date.

(ii)	Save as provided in Condition 6(k), no payment or adjustment shall be made on conversion for any interest which otherwise would have accrued on the relevant

Bonds since the last Interest Payment Date preceding the Conversion Date relating to such Bonds (or, if such Conversion Date falls before the first Interest Payment Date, since the Closing Date).

(k)	Interest on Conversion

If any notice requiring the redemption of any Bonds is given pursuant to Condition 7(b) on or after the fifteenth business day prior to a record date falling after the last Interest Payment Date (or in the case of the first Interest Period, the Closing Date) (whether such notice is given before, on or after such record date) in respect of any Dividend or distribution payable in respect of the Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Interest Payment Date next following such record date, interest shall accrue on Bonds in respect of which Conversion Rights shall have been exercised and in respect of which the Conversion Date falls after such record date and on or prior to the Interest Payment Date next following such record date in respect of such Dividend or distribution, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Closing Date) to but excluding such Conversion Date. The Issuer shall pay any such interest or procure that any such interest is paid by not later than 14 calendar days after the relevant Conversion Date by rand cheque drawn on, or by transfer to, a rand account maintained with, a bank in Johannesburg in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice.

(l)	Purchase or Redemption by the Issuer of its own Shares, etc.

The Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem its own shares (including Shares) without the consent of the Bondholders.

7.	REDEMPTION AND PURCHASE

(a)	Final Redemption

Unless previously purchased and cancelled, redeemed or converted as herein provided, the Bonds will be redeemed at their principal amount on the Final Maturity Date. The Bonds may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Condition 7(b).

(b)	Redemption at the Option of the Issuer

(i)	The Bonds may be redeemed (subject to the provisions of Condition 7(c)) at the option of the Issuer in whole, but not in part, at any time, on giving not fewer than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Bondholders in accordance with Condition 17 (which notice shall be irrevocable) at their Early Redemption Price (together with interest accrued to the date fixed for redemption (the “Tax Redemption Date”), if (i) the Issuer has or will become obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of a Tax Jurisdiction, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 18 May 2004, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it.

No Tax Redemption Notice shall be given earlier than 90 days prior to nor later than 90 days after, the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any Tax Redemption Notice, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and an opinion in form and substance satisfactory to the Trustee of independent legal advisers of recognised standing to the effect that the Issuer has or will become obliged to pay such Additional Amounts as a result of such change or amendment. The Trustee shall, without enquiring and without any liability therefor, accept such certificate as sufficient evidence of the satisfaction of the conditions precedent set out above and it shall be conclusive and binding on the Bondholders.

(ii)	On giving not less than 30 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Trustee and to the Bondholders in accordance with Condition 17, the Issuer may redeem all but not some only of the Bonds then outstanding on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at their principal amount together with accrued interest up to but excluding the Optional Redemption Date

(A)	at any time on or after 5 June 2007, if on more than 20 Share trading days during any period of 30 consecutive Share trading days ending not earlier than 14 days prior to the giving of the relevant Optional Redemption Notice, the Share Current Market Price for each such Share trading day exceeds 130 per cent. of the Conversion Price (as adjusted) in effect (or deemed to be in effect) on such Share trading day; or

(B)	at any time if, prior to the date on which the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) effected in respect of 85 per cent. or more in principal amount of the Bonds originally issued.

For the purposes of Condition 7(b)(ii)(A), if on any dealing day in such 30 dealing day period the closing price on such dealing day shall have been quoted cum-Dividend (or cum-any other entitlement) the closing price of a Share on such dealing day shall be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Share as at the date of first public announcement of such Dividend (or entitlement) (disregarding in any case any associated tax credit).

For the purposes of Condition 7(b)(ii)(B), the principal amount of the Bonds originally issued shall be the aggregate of the principal amount of the Bonds and the principal amount of any further bonds issued pursuant to Condition 18 and consolidated and forming a single series with the Bonds.

(c)	Bondholders’ Tax Option

If the Issuer gives a Tax Redemption Notice, each Bondholder will have the right to elect that his Bond(s) shall not be redeemed and that the provisions of Condition 9 shall not apply in respect of any payment of principal or interest to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no Additional Amounts shall be payable in respect thereof pursuant to Condition 9 and payment of all amounts shall be made subject to the deduction or withholding of the Tax Jurisdiction taxation required to be withheld or deducted. To exercise a right pursuant to this Condition 7(c), the relevant Bondholder must present his Bond(s) together with a duly completed and signed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying, Transfer and Conversion Agent (a “Bondholder’s Tax Election Notice”) on or before the day falling 30 days prior to the Tax Redemption Date at the specified office of any Paying, Transfer and Conversion Agent.

(d)	Optional Redemption Notice

Any Tax Redemption Notice or Optional Redemption Notice shall be irrevocable. Any such notice shall specify (i) the Tax Redemption Date or Optional Redemption Date (as the case may be), (ii) the Conversion Price, the aggregate principal amount of the Bonds outstanding and the closing price of the Shares as published by or derived from the Relevant Stock Exchange, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice and (iii) the last day on which Conversion Rights may be exercised by Bondholders.

(e)	Purchase

Subject to any applicable stock exchange requirements, the Issuer or any Subsidiary of the Issuer or any affiliate of the Issuer may at any time purchase Bonds in the open market or otherwise at any price. Any purchase by tender shall be made available to all Bondholders alike.

(f)	Cancellation

All Bonds which are redeemed or in respect of which Conversion Rights are exercised and all Bonds purchased by the Issuer or any affiliate of the Issuer will be cancelled and may not be reissued or resold.

8.	PAYMENTS

(a)	Principal

Payment of the principal in respect of the Bonds and accrued interest payable on a redemption of the Bonds other than on an Interest Payment Date will be made to the persons shown in the Register at the close of business on the Record Date and subject to the surrender of the Bonds at the specified office of the Registrar or of any of the Paying, Transfer and Conversion Agents.

(b)	Interest and other Amounts

(i)	Payments of interest due on an Interest Payment Date will be made to the persons shown in the Register at close of business on the Record Date.

(ii)	Payments of all amounts other than as provided in Conditions 8(a) and (b)(i) will be made as provided in these Conditions

(c)	Record Date

“Record Date” means the seventh Business Day before the due date for the relevant payment.

(d)	Payments

Each payment in respect of the Bonds pursuant to Condition 8(a) and (b)(i) will be made by rand cheque drawn on a branch of a bank in Johannesburg mailed to the holder of the relevant Bond at his address appearing in the Register. However, upon application by the holder to the specified office of the Registrar or any Paying, Transfer and Conversion Agent not less than 15 days before the due date for any payment in respect of a Bond, such payment may be made by transfer to a rand account maintained by the payee with a bank in Johannesburg.

Where payment is to be made by cheque, the cheque will be mailed, on the business day preceding the due date for payment or, in the case of payments referred to in Condition 8(a), if later, on the business day on which the relevant Bond is surrendered as specified in Condition 8(a) (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder).

(e)	Payments subject to fiscal laws

All payments in respect of the Bonds are subject in all cases to any applicable fiscal or other laws and regulations. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

(f)	Delay in payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due (i) as a result of the due date not being a business day, (ii) if the Bondholder is late in surrendering the relevant Bond or (iii) if a cheque mailed in accordance with this Condition arrives after the date for payment.

(g)	Business Days

In this Condition, “business day” means any day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business, in Johannesburg and, in the case of presentation or surrender of a Bond, in the place of the specified office of the Registrar or relevant Paying, Transfer and Conversion Agent, to whom the relevant Bond is presented or surrendered.

(h)	Agents, etc.

The initial Paying, Transfer and Conversion Agents and the Registrar and their initial specified offices are listed below. The Issuer reserves the right under the Paying, Transfer and Conversion Agency Agreement at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying, Transfer and Conversion Agent or the Registrar and appoint additional or other Paying, Transfer and Conversion Agents or another Registrar, provided that it will (i) maintain a Principal Paying, Transfer and Conversion Agent, (ii) maintain Paying, Transfer and Conversion Agents having specified offices in at least two major European cities including, so long as the Bonds are admitted to the Official List of the UK Listing Authority and admitted to trading by the London Stock Exchange and the rules of the UK Listing Authority or the London Stock Exchange so require, a Paying, Transfer and Conversion Agent having a specified office in London and (iii) if European Council Directive 2003/48 EC or any other Directive implementing the conclusions of the ECOFIN Council Meeting of 26–27 November 2000 is brought into force, maintain a Paying, Transfer and Conversion Agent in an EU Member State that will not be obliged to withhold or deduct tax pursuant to the EU Savings Tax Directive and (iv) a Registrar with a specified office outside the United Kingdom. Notice of any change in the Paying, Transfer and Conversion Agents or the Registrar or their specified offices will promptly be given by or on behalf of the Issuer to the Bondholders in accordance with Condition 17 and to the Trustee.

(i)	Fractions

When making payments to Bondholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

9.	TAXATION

All payments by or on behalf of the Issuer in respect of the Bonds shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of a Tax Jurisdiction unless such withholding or deduction is required by law. In that event (but without limiting Condition 7(b)) the Issuer shall pay such amounts (“Additional Amounts”) as shall result in receipt by the Bondholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to any Bond:

(a)	to, or to a third party on behalf of, a holder where such taxes, duties, assessments or governmental charges in respect of such Bond are payable by reason of his having or having had some connection with the relevant Tax Jurisdiction other than the mere holding of the Bond or

(b)	to, or to a third party on behalf of, a holder who could lawfully avoid (but has not so avoided) such deduction or withholding by complying or procuring that any third party complies with any statutory requirements or by making or procuring that any third party makes a declaration or non-residence or other similar claim for exemption to any relevant tax authority or

(c)	presented for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such Additional Amounts on presenting it for payment on the thirtieth day or

(d)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26–27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive or

(e)	presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying and Conversion Agent in a Member State of the European Union.

References in these Conditions to “principal” and/or “interest” shall be deemed to include any Additional Amounts that may be payable under this Condition 9 or under any obligations undertaken in addition thereto or in substitution therefor pursuant to the Trust Deed.

10.	EVENTS OF DEFAULT

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution of the Bondholders shall (subject in each case to being indemnified to its satisfaction), give notice to the Issuer that the Bonds are, and they shall accordingly thereby immediately become, due and repayable at their principal amount together with accrued interest if any of the following events (each an “Event of Default”) shall have occurred:

(a)	Non-payment

The Issuer fails to pay any interest or other amount in respect of the Bonds when due and such failure continues for a period of 7 days or

(b)	Breach of Other Obligations

The Issuer does not perform or comply with any one or more of its other obligations under the Bonds or the Trust Deed (other than any obligation for the payment of any interest or any other amount in respect of the Bonds) or, if any event occurs or any action is taken or fails to be taken which is (or but for a provision of applicable law would be) a breach of any of the undertakings contained in Condition 11, which default or breach is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 30 days (or such longer period as the Trustee may permit) after written notice of such default or breach shall have been given to the Issuer by the Trustee requiring the same to be remedied or

(c)	Cross-Default

Any other indebtedness of the Issuer or any of its Material Subsidiaries (other than indebtedness owing to another company within the Group) is or is declared to be due and payable before its agreed or normal maturity by reason of any default, event of default or the like (however described) or is not paid when due or within any applicable grace period in any agreement relating to that indebtedness or, as a result of any default, event of default or the like (however described), any facility relating to any such indebtedness is or is declared to be cancelled or terminated before its agreed or normal expiry date, or any person otherwise entitled to use any such facility is not entitled to do so. However, no Event of Default will occur under this paragraph (c) unless and until the aggregate amount of the indebtedness (whether of one or more of the Issuer and/or its Material Subsidiaries) in respect of which one or more of the events mentioned above in this paragraph (c) has or have occurred equals or exceeds the equivalent of ZAR100,000,000 (as reasonably determined by the Trustee) or

(d)	Insolvency

The Issuer or any of its Material Subsidiaries is unable to pay its debts, suspends or threatens to suspend payment of all or a material part of (or of a particular type of) its indebtedness, commences negotiations or takes any other step with the view to the deferral, rescheduling or other re-adjustment of all of (or all of a particular type of) its indebtedness (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of (or a particular type of) the indebtedness of the Issuer and/or its Material Subsidiaries or

(e)	Enforcement Proceedings

An attachment, execution or other legal process is levied, enforced, issued or sued out on or against any material assets of the Issuer or any of its Material Subsidiaries and is not discharged or stayed within 30 days or such longer period as the Trustee may agree or

(f)	Security Enforceable

Any security on or over any material asset of any of the Issuer or any of its Material Subsidiaries becomes enforceable and any step (including the taking of possession or the appointment of a receiver, manager or similar person) is taken to enforce that security. The exercise of a lien arising solely by operation of law (or any agreement evidencing the same) in the ordinary course of business shall not constitute an Event of Default under this paragraph (f) if the indebtedness in respect of which that lien is being exercised either (i) has been due for less than 7 days, or (ii) is being contested in good faith by appropriate means or

(g)	Winding-up

If a resolution is taken by members of the Issuer or any of its Material Subsidiaries to voluntarily wind-up such company (except for the purpose of a reconstruction or an amalgamation on terms previously approved in writing by the Trustee or by an Extraordinary Resolution of the Bondholders) or if the Issuer or any of its Material Subsidiaries or any of their respective assets becomes subject to any liquidation or judicial management order, whether provisional or final, or if any trustee, liquidator, curator, judicial manager or any similar officer is appointed in respect of the Issuer or any of its Material Subsidiaries or any of their respective assets or

(h)	Nationalisation

Any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer or any of its Material Subsidiaries or any of the securities of or issued by any of the Issuer or any of its Material Subsidiaries or

(i)	Consents

Any action, condition or thing (including the obtaining of any necessary consent) at any time required to be taken, fulfilled or done for any of the purposes of performing or maintaining any of these Conditions is not taken, fulfilled or done, or any such consent ceases to be in full force and effect without qualification or any condition in or relating to such consent is not complied with (unless that consent or condition is no longer required or applicable).

provided that, in the case of paragraph (b), in the case of the Issuer, and paragraphs (b) to (i) inclusive, in the case of any Material Subsidiary of the Issuer, the Trustee shall have certified that, in its opinion, such event is materially prejudicial to the interests of the Bondholders.

11.	UNDERTAKINGS

Whilst any Conversion Right remains exercisable, the Issuer will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Bondholders to give such approval:

(i)	issue, register and deliver Shares on exercise of Conversion Rights in accordance with these Conditions and at all times keep available for issue free from pre-emptive or other similar rights out of its authorised but unissued ordinary share capital such number of Shares as would enable it to issue in full such number of Shares as are required to be issued by it upon exercise of Conversion Rights and all other rights of subscription and exchange for and conversion into Shares;

(ii)	not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

(A)	by the issue of fully paid Shares or other Securities to the Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Shares or other Securities on a capitalisation of profits or reserves; or

(B)	by the issue of Shares paid-up in full out of profits or reserves (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a cash dividend; or

(C)	by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other holders of ordinary shares in the capital of the Issuer which by their terms entitle the holders thereof to receive equity share capital (other than Shares) on a capitalisation of profits or reserves, unless, in any such case, the same gives rise (or would, but for the provisions of Condition 6(g) relating to the carry forward of adjustments, give rise) to an adjustment to the Conversion Price;

(iii)	not in any way modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than such rights but so that nothing in this Condition 11(b)(iii) shall prevent:

(A)	the issue of any equity share capital to employees or former employees or directors (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated companies of any such person or to any trustee or trustees for the benefit of any such person, in any such case, pursuant to any employees’ share or option scheme; or

(B)	any consolidation or subdivision of the Shares or the conversion of any Shares into stock or vice versa; or

(C)	any modification of such rights which is not, in the opinion of an Independent Financial Adviser materially prejudicial to the interests of the Bondholders; or

(D)	any alteration to the Articles of Association of the Issuer made in connection with the matters described in this Condition 11 or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Shares, dealt with under such procedures); or

(E)	any issue of equity share capital where the issue of such equity share capital results or would, but for the provisions of any other Condition, otherwise result in an adjustment of the Conversion Price; or

(F)	any issue of equity share capital or modification of rights attaching to the Shares where prior thereto the Issuer shall have instructed an Independent Financial Adviser, to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Financial Adviser shall have determined either that no adjustment is required or that an adjustment to the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly);

(iv)	procure that no Securities (whether issued by the Issuer or any Subsidiary of the Issuer or procured by the Issuer or any Subsidiary of the Issuer to be issued or issued by any other person pursuant to any arrangement with the Issuer or any Subsidiary of the Issuer) issued without rights to convert into, or exchange or subscribe for, Shares shall subsequently be granted such rights exercisable at a consideration per Share which is less than 95 per cent. of the Current Market Price per Share at the close of business on the last dealing day preceding the date of the announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of Condition 6(g) relating to the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Shares of differing nominal values, save where such Shares have the same economic rights;

(v)	not make any issue, grant or distribution or take any other action if the effect thereof would be that, on the conversion of Bonds, Shares would (but for the provisions of Condition 6(e)) have to be issued at a discount to their nominal or par value or otherwise could not, under any applicable law then in effect, be legally issued as fully paid;

(vi)	not reduce its issued share capital, share premium account or capital redemption reserve or any uncalled liability in respect thereof or any non-distributable reserves except (A) pursuant to the terms of issue of the relevant share capital or (B) by means of a purchase or redemption of share capital of the Issuer, to the extent permitted by applicable law or (C) where the reduction does not involve any distribution of assets or (D) where the reduction results in (or would, but for the provisions of Condition 6(g) relating to the carry forward of adjustments, result in) an adjustment to the Conversion Price or (E) solely in relation to a change in the currency in which the nominal value of the Shares is expressed or (F) pursuant to or in connection with a Newco Scheme or a Spin-Off or (G) by way of, or involving, a transfer to reserves under applicable law;

(vii)	if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any parties acting in concert (as defined in section 440A of the South African Companies Act, 1973, or any modification or re-enactment thereof)) to acquire all or a majority of the issued ordinary share capital of the Issuer, or if a scheme (other than a Newco Scheme) is proposed with regard to such acquisition, give notice of such offer or scheme to the Trustee and the Bondholders at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying, Transfer and Conversion Agents and, where such an offer or scheme has been recommended by the Board of Directors of the Issuer or where such an offer has become or been declared unconditional in all respects, use its reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Shares issued during the period of the offer or scheme arising out of the exercise of the Conversion Rights and/or to the holders of the Bonds;

(viii)	in the event of a Newco Scheme the Issuer shall take (or shall procure that there is taken) all necessary action to ensure that (to the satisfaction of the Trustee) immediately after completion of the scheme of arrangement (a) such amendments are made to these Conditions and the Trust Deed as are necessary, in the opinion of the Trustee, to ensure that the Bonds may be converted into or exchanged for ordinary shares in Newco mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed and (b) the ordinary shares of Newco are:

(a)	admitted to listing on the JSE or

(b)	admitted to the official list of the UK Listing Authority and admitted to trading on the London Stock Exchange plc or

(c)	admitted to listing on another regulated, regularly operating, recognised stock exchange or securities market;

(ix)	use reasonable endeavours to ensure that the Shares issued upon conversion of the Bonds will be admitted to listing and trading on the Relevant Stock Exchange and such Shares will be admitted to listing and trading or quoted or admitted to or accepted for dealing in on any other stock exchange or securities market on which the Shares may then be admitted to listing and trading or quoted or admitted to or accepted for dealing.

As used in these Conditions, “equity share capital” has the meaning given to it in section 1 of the South African Companies Act, 1973.

12.	PRESCRIPTION

Claims against the Issuer for payment in respect of the Bonds shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment and thereafter any principal, interest or other sums payable in respect of such Bonds shall be forfeited and revert to the Issuer.

Claims in respect of any other amounts payable in respect of the Bonds shall become void unless made within 10 years following the due date for payment thereof.

13.	REPLACEMENT OF BONDS

If any Bond is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Paying, Transfer and Conversion Agent in London for the time being subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Bonds must be surrendered before replacements will be issued.

14.	MEETINGS OF BONDHOLDERS, MODIFICATION AND WAIVER

(a)	Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Issuer if required in writing by Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds, (ii) to reduce or cancel the principal amount, or interest on, the Bonds, (iii) to increase the Conversion Price other than in accordance with these Conditions, (iv) to change the currency of any payment in respect of the Bonds, (v) to modify or vary the Conversion Rights in respect of the Bonds, or (vi) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Bondholders (whether or not they were present at the meeting at which such resolution was passed).

(b)	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest or (in the opinion of the Trustee) proven error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bond or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee may, without the consent of the Bondholders, determine that an Event of Default or a Potential Event of Default (as defined in the Trust Deed) should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby. Any such modification, authorisation or waiver shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified to the Bondholders promptly in accordance with Condition 17.

(c)	Substitution

The Trustee may, without the consent of the Bondholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute under this paragraph) as the principal debtor under the Bonds and the Trust Deed of any Subsidiary of the Issuer or (in the case of a Newco Scheme) of Newco, subject to (i) (other than in the case of a Newco Scheme) the Bonds becoming unconditionally and irrevocably guaranteed by the Issuer the Bonds (other than in the case of a Newco Scheme), continuing to be convertible or exchangeable into Shares as provided in these Conditions or (in the case of a Newco Scheme) being convertible or exchangeable into ordinary shares in Newco mutatis mutandis as provided in these Conditions, with such amendments as the Trustee shall consider appropriate, (ii) the Trustee being satisfied that the interests of the Bondholders will not be materially prejudiced by the substitution, and (iii) certain other conditions set out in the Trust Deed being complied with. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such substitution shall be binding on the Bondholders and shall be notified promptly to the Bondholders in accordance with Condition 17.

(d)	Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Bondholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders.

15.	ENFORCEMENT

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed or the Bonds unless (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified to its satisfaction. No Bondholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

16.	THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking proceedings unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit resulting therefrom. The Trustee may rely without liability to Bondholders on a report, confirmation or certificate of any accountants, financial advisers or investment bank, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee shall be obliged to accept and be entitled to rely on any such report, confirmation or certificate where the Issuer procures delivery of the same pursuant to its obligation to do so under a condition hereof and such report, confirmation or certificate shall be binding on the Issuer, the Trustee and the Bondholders in the absence of manifest or proven error.

17.	NOTICES

All notices regarding the Bonds will be valid if published in one leading daily newspaper in the United Kingdom (which is expected to be the Financial Times) or, if this is not possible, in one other leading English language daily newspaper with general circulation in Europe. The Issuer shall also ensure that all notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication or, if required to be published in more than one newspaper, on the date of the first such publication in all the required newspapers. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

18.	FURTHER ISSUES

The Issuer may from time to time without the consent of the Bondholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Bonds) (or in all respects except for the first payment of interest on them and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Bonds)) or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides.

19.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term or condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

20.	GOVERNING LAW AND JURISDICTION

(a)	Governing Law

The Trust Deed, the Paying, Transfer and Conversion Agency Agreement and the Bonds are governed by, and shall be construed in accordance with, English law.

(b)	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed and the Bonds and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. The Issuer has in the Trust Deed irrevocably submitted to the jurisdiction of such courts and has waived any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

(c)	Agent for Service of Process

The Issuer has irrevocably appointed St James’s Corporate Services Limited at 6, St James’s Place, London SW1A 1NP as its agent in England to receive service of process in any Proceedings in England. Nothing herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law.

SIGNED as a DEED by
HARMONY GOLD MINING
COMPANY LIMITED
in the presence of:

(Director)	(Director/Secretary)

The COMMON SEAL of
J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED
was affixed in the presence of:

Table of Contents

Contents		Page
1	Interpretation	1
2	Amount of the Original Bonds and Covenant to Pay	5
3	Form of the Original Bonds; Issue of the Original Bonds	6
4	Stamp Duties and Taxes	7
5	Further Issues	7
6	Application of Moneys received by the Trustee	8
7	Covenant to Comply with Provisions	9
8	Conversion	9
9	Covenants	9
10	Remuneration and Indemnification of the Trustee	12
11	Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000	13
12	Trustee liable for negligence	18
13	Waiver and Proof of Default	19
14	Trustee not precluded from entering into Contracts	19
15	Modification and Substitution	19
16	Appointment, Retirement and Removal of the Trustee	21
17	Communications	22
18	Purchase or Redemption by the Issuer of its own Shares	22
19	Governing Law and Jurisdiction	22
20	Counterparts	23
21	Contracts (Rights of Third Parties) Act 1999	23
Schedule 1 Form of Definitive Original Bonds		24
FORM OF TRANSFER		26

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Contents	Page
Schedule 2 Form of Global Bond	27
Schedule 3 Provisions for meetings of Bondholders	32
Schedule 4 Terms and Conditions of the Original Bonds	39

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